                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                              DOT HILL SYSTEMS CORP.
-----------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                                                PRELIMINARY COPY

                      [INSERT DOT HILL SYSTEMS CORP. LOGO]

Dear Fellow Shareholders,

    You are cordially invited to attend the Annual Meeting of Shareholders on Monday, May 8, 2000 at 9:00 a.m. local time at the Company's headquarters, located at 6305 El Camino Real, Carlsbad, California 92009, for the following purposes:

    At this year's Annual Meeting, you will be asked to approve:

    1. the election of two directors to hold office until the 2003 Annual Meeting of Shareholders;

    2.  the 2000 Amended and Restated Equity Incentive Plan;

    3.  the 2000 Amended and Restated Employee Stock Purchase Plan;

    4.  the 2000 Non-Employee Directors' Stock Option Plan;

    5. the amendment of the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 40,000,000 to 100,000,000 shares and the number of shares of preferred stock authorized for issuance from 5,000,000 to 10,000,000 shares;

    6. the change in the Company's state of incorporation from New York to Delaware;

    7. the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 2000; and

    8. the transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Your vote on these matters is important, and we appreciate your continued support.

    Please sign, date, and return the enclosed Proxy Card in the envelope provided as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you plan to attend the meeting, please mark the box where indicated on the Proxy Card. If you will need special assistance at the meeting because of a disability, please contact Valerie Greenberg, Director of Investor Relations at (212) 989-4455.

Very truly yours,
Philip Black
Co-Chief Executive Officer

Very truly yours,
James L. Lambert
Co-Chief Executive Officer

                             YOUR VOTE IS IMPORTANT
                  PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD

                                                                PRELIMINARY COPY

                             DOT HILL SYSTEMS CORP.
                              6305 EL CAMINO REAL
                           CARLSBAD, CALIFORNIA 92009

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 8, 2000

                            ------------------------

TO THE SHAREHOLDERS OF DOT HILL SYSTEMS CORP.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of DOT HILL SYSTEMS CORP., a New York corporation (the "Company"), will be held on Monday, May 8, 2000 at 9:00 a.m. local time at the Company's headquarters, located at 6305 El Camino Real, Carlsbad, California 92009, for the following purposes:

    1. To elect two directors to hold office until the 2003 Annual Meeting of Shareholders.

    2.  To approve the Company's 2000 Amended and Restated Equity Incentive
       Plan.

    3. To approve the Company's 2000 Amended and Restated Employee Stock Purchase Plan.

    4.  To approve the Company's 2000 Non-Employee Directors' Stock Option Plan.

    5. To amend the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 40,000,000 to 100,000,000 shares and the number of shares of preferred stock authorized for issuance from 5,000,000 to 10,000,000 shares.

    6. To approve a change in the Company's state of incorporation from New York to Delaware.

    7. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

    8. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on March 20, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors
                                          Mark A. Mays
                                          Secretary

Carlsbad, California
March 30, 2000

    THE DOT HILL SYSTEMS CORP. 1999 ANNUAL REPORT, WHICH INCLUDES FINANCIAL STATEMENTS, IS BEING MAILED WITH THIS PROXY STATEMENT. KINDLY NOTIFY AMERICAN STOCK TRANSFER & TRUST COMPANY, 6201 15(TH) AVENUE, BROOKLYN, NY 11219, TELEPHONE (718) 921-8247, IF YOU DID NOT RECEIVE A REPORT, AND A COPY WILL BE SENT TO YOU.

    ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                             DOT HILL SYSTEMS CORP.
                              6305 EL CAMINO REAL
                           CARLSBAD, CALIFORNIA 92009

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                                  MAY 8, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Dot Hill Systems Corp., a New York corporation ("Dot Hill" or the "Company"), for use at the Annual Meeting of Shareholders to be held on May 8, 2000, at 9:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices located at 6305 El Camino Real, Carlsbad, California 92009 The Company intends to mail this proxy statement and accompanying proxy card on or about March 30, 2000, to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    The common stock, $0.01 par value, of the Company is its only class of security entitled to vote at the Annual Meeting. Only holders of record of common stock at the close of business on March 20, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 20, 2000, the Company had outstanding and entitled to vote shares of common stock.

    Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Shares cannot be voted unless a signed proxy card is returned or other specific arrangements are made to have shares represented at the Annual Meeting. If a shareholder wishes to give a proxy to someone other than the individuals named as proxies on the proxy card, he or she may cross out the names appearing on the enclosed proxy card, insert the name of some other person, and sign and give the proxy card to that person for use at the meeting.

    Shareholders are encouraged to specify their choices by marking the appropriate boxes on the enclosed proxy card. Shares will be voted in accordance with such instructions. However, it is not necessary to mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations; simply sign, date and return the proxy card in the enclosed envelope.

    All votes will be tabulated and certified by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The affirmative vote of the holders of a majority of the outstanding shares of common stock represented in person or by proxy at the Annual Meeting is required to approve Proposals 1 through 5 and Proposal 7. The affirmative vote of the holders of two-thirds of the outstanding shares of common stock represented in person or by proxy at the Annual Meeting is required to approve Proposal 6. With respect to Proposal 1, abstentions, votes withheld from director nominees and broker non-votes will not be counted as votes cast for or against the election of director nominees and, accordingly, will not affect the outcome of the vote. With respect to Proposals 2 through 7, abstentions and broker non-votes will not be counted as votes cast for or against the proposals and, accordingly, will not affect the outcome of the vote.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 6305 El Camino Real, Carlsbad, California 92009, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

    The deadline for submitting a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2001 annual meeting of shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is 5:00 p.m., PST, on November 30, 2000. If Proposal 6 is approved, then shareholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so not later than the close of business on December 31, 2000 nor earlier than the close of business on December 1, 2000. If Proposal 6 is not approved, then unless a shareholder who wishes to bring a matter before the shareholders at the Company's 2001 annual meeting of shareholders notifies the Company of such matter prior to February 14, 2001, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of eight members. There are two directors in the class whose term of office expires in 2000. Each of the nominees for election to this class is currently a director of the Company who was previously elected by the Board immediately following the merger of Artecon, Inc. ("Artecon") and Box Hill Systems Corp. ("Box Hill"), which was effective August 2, 1999 (the "Merger"). If elected at the Annual Meeting, each of the nominees would serve until the 2003 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING

PHILIP BLACK

    Philip Black, age 45, has been Co-Chief Executive Officer, Executive Vice President of International Sales and a Director of the Company since the Merger. Prior to the Merger, Mr. Black was Chief Executive Officer and a Director of Box Hill, and held those positions since joining Box Hill in May 1995. From
April 1994 until he joined the Company, Mr. Black was President and Chief Executive Officer of Chevry, a backup software company. From September 1991 until June 1994, Mr. Black served as the Chief Executive Officer and Treasurer of Avalon Control Technologies, a company specializing in products and services related to Echelon's LONWorks technology. From March 1990 until August 1991,
Mr. Black served as Managing Director of Echelon Europe, of which he was a co-founder. From 1976 to 1991, Mr. Black held a number of positions, including Vice President, President, Chief Executive Officer and Vice Chairman of the Board, at Tekelec, Inc., a publicly traded company, of which he was the founder, engaged in the design, manufacturing and marketing of diagnostics systems and network switching solutions.

NORMAN R. FARQUHAR

    Norman R. Farquhar, age 53, has served as a Director of the Company since the Merger. From April 1998 until the Merger, Mr. Farquhar was a Director of Artecon. Mr. Farquhar has served as Executive Vice President and Chief Financial Officer of medibuy.com, a publicly traded company that provides medical/surgical products, commodity items, capital equipment and facility-related products exclusively over the internet, since November 1999. From December 1998 to November 1999, Mr. Farquhar was Executive Vice President and Chief Financial Officer of Epicor Software Corporation (formerly known as Platinum Software Corporation), a publicly traded developer of client/server enterprise resource planning software. Mr. Farquhar also served as Executive Vice President and Chief Financial Officer of DataWorks Corporation, a publicly traded supplier of information systems to manufacturing companies (which was acquired by Platinum Software Corporation in December 1998), from February 1996 to December 1998 and as a director of DataWorks from August 1995 to December 1998. From April 1993 to 1995, Mr. Farquhar served as Senior Vice President, Chief Financial Officer and Secretary of Wonderware Corporation, a manufacturer of software for the industrial automation industry. From December 1991 to April 1993, he was Vice President of Finance and Chief Financial Officer of MTI Technology Corporation, a developer of system-managed storage solutions. From November 1987 to December 1991, Mr. Farquhar was Senior Vice President and Chief Financial Officer of Amperif Corporation, a manufacturer of cache-based data storage subsystems. Mr. Farquhar is also a member of the Board of Directors of Alteer Corporation, a privately held medical software company. Mr. Farquhar holds a B.S. from California State, Fullerton and an MBA from California State, Long Beach.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

BENJAMIN BRUSSELL

    Benjamin Brussell, age 39, has served as a Director of the Company since the Merger, and was a director of Box Hill from November 1998 until the Merger. Throughout his career, Mr. Brussell has focused on developing and executing acquisitions, investments and strategic alliances for technology companies. Since March 1998, he has served as Vice President of Corporate Development for Plantronics (NYSE:PLT), a worldwide provider of communications products. From 1990 to 1998, Mr. Brussell was responsible for corporate development at Storage Technology Corporation, a manufacturer of storage systems, most recently serving as Vice President of Corporate Development. From 1985 to 1990, Mr. Brussell worked for Salomon Brothers in various capacities, including Vice President of a technology industry group within Salomon's Corporate Finance Department.
Mr. Brussell earned a Masters Degree in Management, with a concentration in Finance, from the M.I.T. Sloan School of Management, and a Bachelor of Arts degree from Wesleyan University, where he majored in Math and Economics.

DR. BENJAMIN MONDERER, ENG.SC.D.

    Dr. Benjamin Monderer, Eng.Sc.D., age 41, has served as Executive Vice President of Applications Engineering/Professional Services and a Director of the Company since the Merger. A founder of Box Hill, Dr. Monderer was President and a Director from its incorporation in 1988 until the Merger, and served as Chairman of the Board of Box Hill from July 1997 until the Merger. Dr. Monderer was a member of the technical staff at Hewlett-Packard in 1980 and 1981, and was a Research Scientist at Columbia University from 1986 to 1989. Dr. Monderer holds a Bachelor of Science in Electrical Engineering from Princeton University and a Master of Science degree in Electrical Engineering and a Doctor of Engineering Science from Columbia University. Dr. Monderer is married to Carol Turchin.

CHONG SUP PARK

    Chong Sup Park, age 52, has served as a Director of the Company since the Merger, and was a director of Artecon from 1996 until the Merger. Dr. Park has served as the President of Hyundai Electronics American, an electronics company, and the Chairman of Maxtor Corporation, a disk drive manufacturer, since 1996. Dr. Park was the President of Maxtor Corporation from 1995 to 1996, the President of Axil Computer Inc., a workstation manufacturer, from 1993 to 1995, the Executive Vice President at Ernst & Young Consulting, Inc., a public accounting firm, from 1992 to 1993, and the Senior Vice President of Hyundai Electronics Company Limited from 1990 to 1992. Dr. Park holds a B.A. in Management from Yonsei University, an M.A. in Management from Seoul National University, an M.B.A. from the University of Chicago and a Doctorate in Management from Nova Southeastern University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

JAMES L. LAMBERT

    James L. Lambert, age 46, has served as a Director and the President, Chief Operating Officer and Co-Chief Executive Officer of the Company since the Merger. A founder of Artecon, Mr. Lambert served as President, Chief Executive Officer and Director of Artecon from its inception in 1984 until the Merger. From 1979 to 1984, Mr. Lambert served in various positions at CALMA, a division of General Electric Company, a publicly traded company, most recently from 1981 to 1984 as Vice President of Research and Development. Mr. Lambert currently serves as a Director of the Nordic Group of Companies, a group of privately held companies, and of Snow Valley, Inc., a privately-held resort enterprise affiliated with the Nordic Group. He holds a B.S. and an M.S. in Civil and Environmental Engineering form the University of Wisconsin, Madison.
Mr. Lambert is W.R. Sauey's son-in-law.

W.R. SAUEY

    W.R. Sauey, age 72, has served as Chairman of the Board of the Company since the Merger. Mr. Sauey was a founder of Artecon and served as its Chairman of the Board from Artecon's inception in 1984 until the Merger. From 1984 to 1997,
Mr. Sauey also served as Treasurer of Artecon. Mr. Sauey founded and serves as Chairman of the Board for a number of manufacturing companies in the Nordic Group of Companies, a group of privately-held independent companies of which Mr. Sauey is the principal shareholder. Mr. Sauey is an advisory board member of the Liberty Mutual Insurance Company, a publicly traded insurance company, and also serves as a Trustee to the State of Wisconsin Investment Board. Mr. Sauey holds a M.B.A. from the University of Chicago. Mr. Sauey is James Lambert's father-in-law.

CAROL TURCHIN

    Carol Turchin, age 38, has served as a Director of the Company since the Merger and as Vice Chairman of the Board since October 1999. A founder of Box Hill, Ms. Turchin was an executive officer and a Director of Box Hill from its incorporation in 1988 until the Merger and served as Executive Vice President Strategic Planning, Executive Vice President of Sales and Vice President of Marketing for Box Hill. Ms. Turchin holds a Bachelor of Arts degree from Vassar College. Ms. Turchin is married to Benjamin Monderer.

BOARD COMMITTEES AND MEETINGS

    From the time of the Merger through December 31, 1999, the Board of Directors held two meetings. From January 1, 1999 until the time of the Merger, Box Hill's Board of Directors met four times, and Artecon's Board of Directors met five times. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee was appointed the day following the Merger and is composed of three non-employee directors: Messrs. Brussell and Farquhar and Dr. Park. In the opinion of the Board, the Audit Committee members are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. The Audit Committee did not hold any meetings during 1999. From January 1, 1999 until the Merger, Box Hill's Audit Committee and Artecon's Audit Committee each met once.

    The Compensation Committee is responsible for administering and approving all elements of compensation for elected corporate officers and certain other senior management positions. It also approves, by direct action or delegation, participation in and all awards, grants and related actions under the Company's 1995 Incentive Program and Employee Stock Purchase Plan. The Compensation Committee is also responsible for reviewing the Company's management resources programs and for recommending qualified candidates to the Board for election as officers. The Compensation Committee was appointed the day following the Merger and is composed of three non-employee directors: Messrs. Brussell and Farquhar and Dr. Park. In the opinion of the Board, the Compensation Committee members are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. The Compensation Committee held one meeting. From January 1, 1999 until the Merger, Box Hill's Compensation Committee met once, and Artecon's Compensation Committee did not meet.

    During the fiscal year ended December 31, 1999, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

                                   PROPOSAL 2
          APPROVAL OF 2000 AMENDED AND RESTATED EQUITY INCENTIVE PLAN

    In July 1997, the Board of Directors of the Company adopted, and the shareholders subsequently approved, the Company's 1995 Incentive Program, as Amended and Restated ("Incentive Plan"), which is an amended, restated and retitled version of the Company's 1995 Incentive Program (the "Prior Plan"). As a result of an amendment in July 1999, as of August 2, 1999, there were 4,392,500 shares of common stock reserved for issuance under the Incentive Plan.

    In March 2000, the Board amended and restated the Incentive Plan ("Amended Incentive Plan"), subject to shareholder approval, generally to provide for a more comprehensive and flexible equity incentive plan to its employees, officers, key executive, directors, professionals, administrators and consultants. In addition, the Board adopted this amendment and restatement in order to permit the Company, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to continue to deduct as a business expense certain compensation attributable to the exercise of stock options granted under the Incentive Plan. Section 162(m) denies a deduction to any publicly-held corporation for certain compensation paid to specified employees in a taxable year to the extent that the compensation exceeds $1 million for any covered employee. See "Federal Income Tax Information" below for a discussion of the application of Section 162(m). In light of the Section 162(m) requirements, the Board has amended the Incentive Plan, subject to shareholder approval, to include a limitation providing that no employee may be granted options under the Amended Incentive Plan during a calendar year to purchase in excess of 1,000,000 shares of common stock. Previously, no such formal limitation was placed on the number of shares of common stock available for grants to any individual. Except as described under "Stock Subject to the Incentive Plan" below, the number of shares of common stock reserved for issuance under the Amended Incentive Plan has not been increased from the number of shares of common stock reserved for issuance under the Incentive Plan.

    As of January 31, 2000, awards (net of canceled or expired awards) covering an aggregate of 2,166,747 shares of the Company's common stock had been granted under the Incentive Plan, and 1,686,453 shares of common stock (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of awards) remained available for future grant under the Incentive Plan.

    Shareholders are requested in this Proposal 2 to approve the Amended Incentive Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to approve the Amended Incentive Plan. For purposes of this vote, abstentions and broker non-votes will not be counted as votes cast for or against the approval of this matter.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

    The essential features of the Amended Incentive Plan are outlined below:

GENERAL

    The Amended Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses, stock appreciation rights and restricted stock purchase awards (collectively "awards"). Incentive stock options granted under the Amended Incentive Plan are intended to qualify as "incentive stock options" within the meaning of the Code. Nonstatutory stock options granted under the Amended Incentive Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the Amended Incentive Plan may be tandem rights, concurrent rights or independent rights. See "Federal Income Tax Information" for a discussion of the tax treatment of awards. To date, the Company has granted only stock options under the Incentive Plan.

PURPOSE

    The Board adopted the Amended Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 325 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Amended Incentive Plan.

ADMINISTRATION

    The Board administers the Amended Incentive Plan. Subject to the provisions of the Amended Incentive Plan, the Board has the power to construe and interpret the Amended Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

    The Board has the power to delegate administration of the Amended Incentive Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the 1934 Act. The Board has delegated administration of the Amended Incentive Plan to the Compensation Committee of the Board. As used herein with respect to the Amended Incentive Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself. The Board also has delegated to each of the Company's Chief Executive Officers the power to grant stock awards under the Amended Incentive Plan to non-executive officer employees of the Company pursuant to guidelines established by the Board or the Compensation Committee.

    The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The Amended Incentive Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are:

    - current employees of the Company or an affiliate;

    - former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension incentive plan);

    - current and former officers of the Company or an affiliate;

    - directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director); and

    - any other person who is otherwise considered an "outside director" for purposes of Section 162(m).

    The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the 1934 Act.

ELIGIBILITY

    Incentive stock options, and stock appreciation rights appurtenant thereto, may be granted under the Amended Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors, and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Amended Incentive Plan.

    No incentive stock option may be granted under the Amended Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Amended Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

    No employee may be granted options under the Amended Incentive Plan exercisable for more than 1,000,000 shares of common stock during any calendar year ("Section 162(m) Limitation").

STOCK SUBJECT TO THE AMENDED INCENTIVE PLAN

    Subject to shareholder approval of this Proposal, an aggregate of 4,392,500 shares of common stock is reserved for issuance under the Amended Incentive Plan. In addition, an annual increase to add and reserve on the day of each shareholders' annual meeting (beginning with the annual meeting in 2001) shall equal the lesser of:

    - 2% of the Company's outstanding shares on each such date (rounded to the nearest whole share and calculated on a fully diluted basis, that is assuming the exercise of all outstanding stock options and warrants to purchase common stock);

    - 1,000,000 shares; or

    - an amount determined by the Board.

    If awards granted under the Amended Incentive Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such awards again become available for issuance under the Amended Incentive Plan. In addition, if the Company reacquires unvested stock issued under the Amended Incentive Plan, the reacquired shares of common stock will again become available for reissuance under the Amended Incentive Plan for awards other than incentive stock options.

TERMS OF OPTIONS

    The following is a description of the permissible terms of options under the Amended Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

    EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the stock on the date of grant. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." As of March 15, 2000, the closing price of the Company's common stock as reported on the New York Stock Exchange was $13.00 per share.

    The exercise price of options granted under the Amended Incentive Plan must be paid either in cash at the time the option is exercised, or at the discretion of the Board, by delivery of other common stock of the Company, pursuant to a deferred payment arrangement, or in any other form of legal consideration acceptable to the Board.

    REPRICING. In the event of a decline in the value of the Company's common stock, the Board does not have the authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options.

    OPTION EXERCISE. Options granted under the Amended Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Amended Incentive Plan typically vest over a four-year period, 25% after one year and in equal monthly installments during the following three years, during the participant's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service"). Shares covered by options granted in the future under the Amended Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Amended Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned common stock of the Company or by a combination of these means.

    TERM. The maximum term of options under the Amended Incentive Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Amended Incentive Plan generally terminate three months after termination of the participant's service unless:

    - such termination is due to the participant's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination;

    - the participant dies before the participant's service has terminated, or within the period specified in the option agreement after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or

    - the option by its terms specifically provides otherwise.

A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

    The option term generally is extended in the event that exercise of the option within these periods is prohibited. A participant's option agreement may provide that if the exercise of the option following the termination of the participant's service would be prohibited because the issuance of stock would violate the registration requirements under the 1933 Act, then the option will terminate on the earlier of the expiration of the term of the option, or three months after the termination of the participant's service during which the exercise of the option would not be in violation of such registration requirements.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

    PAYMENT. The Board determines the purchase price under a restricted stock purchase agreement but the purchase price may not be less than 85% of the fair market value of the Company's common stock on the date of grant.

    The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Amended Incentive Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, by delivery of other common stock of the Company, pursuant to a deferred payment arrangement or in any other form of legal consideration acceptable to the Board; PROVIDED, HOWEVER, that at any time that the Company is incorporated in Delaware, then payment of the common stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

    VESTING. Shares of stock sold or awarded under the Amended Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Amended Incentive Plan.

    RESTRICTIONS ON TRANSFER. Rights under a stock bonus or restricted stock bonus agreement may not be transferred except where expressly authorized by the terms of the stock purchase agreement.

STOCK APPRECIATION RIGHTS

    The Amended Incentive Plan authorizes three types of stock appreciation rights.

    TANDEM STOCK APPRECIATION RIGHTS. Tandem stock appreciation rights are tied to an underlying option and require the participant to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution equal to the market price of the vested shares purchasable under the surrendered option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights must be made in cash.

    CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash.

    INDEPENDENT STOCK APPRECIATION RIGHTS. Independent stock appreciation rights are granted independently of any option and entitle the participant to receive upon exercise an appreciation distribution equal to the market price of a number of shares equal to the number of share equivalents to which the participant is vested under the independent stock appreciation right less than fair market value of such number of shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of independent stock appreciation rights may, at the Board's discretion, be made in cash, in shares of stock or a combination thereof.

    REPRICING. In the event of a decline in the value of the Company's common stock, the Board does not have the authority to offer participants the opportunity to replace outstanding higher priced stock appreciation rights with new lower priced stock appreciation rights.

RESTRICTIONS ON TRANSFER

    The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

ADJUSTMENT PROVISIONS

    Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of common stock subject to the Amended Incentive Plan and outstanding awards. In that event, the Amended Incentive Plan will be appropriately adjusted as to the class and the maximum number of shares of common stock subject to the Amended Incentive Plan, and outstanding awards will be adjusted as to the class, number of shares and price per share of common stock subject to such awards.

EFFECT OF CERTAIN CORPORATE EVENTS

    The Amended Incentive Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, specified types of merger, or other corporate reorganization ("change in control"), any surviving corporation will be required to either assume awards outstanding under the Amended Incentive Plan or substitute similar awards for those outstanding under the Amended Incentive Plan. If any surviving corporation declines to assume awards outstanding under the Amended Incentive Plan, or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and the time during which such awards may be exercised will be accelerated. An outstanding award will terminate if the participant does not exercise it before a change in control. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Amended Incentive Plan without shareholder approval or ratification at any time or from time to time. Unless sooner terminated, the Amended Incentive Plan will terminate on the day before the 10th anniversary of the date on which the Amended Incentive Plan was adopted by the Board or approved by the shareholders, whichever is earlier.

    The Board may also amend the Amended Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the shareholders of the Company before its adoption by the Board, to the extent that stockholder approval is necessary to comply with Rule 16b-3 of the 1934 Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the Amended Incentive Plan for shareholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

    Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    INCENTIVE STOCK OPTIONS. Incentive stock options under the Amended Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

    If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

    Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of the excess of the stock's fair market value on the date of exercise over the exercise price, or the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

    To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    NONSTATUTORY STOCK OPTIONS, RESTRICTED STOCK PURCHASE AWARDS AND STOCK BONUSES. Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Amended Incentive Plan generally have the following federal income tax consequences:

    There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

    Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the 1934 Act.

    STOCK APPRECIATION RIGHTS. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness,
Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

    Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that the award is granted by a compensation committee comprised solely of "outside directors" and the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if:

    - the award is granted by a compensation committee comprised solely of "outside directors";

    - the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain;

    - the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and

    - prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount--or formula used to calculate the amount--payable upon attainment of the performance goal).

NEW PLAN BENEFITS

    During the last fiscal year, options to purchase common stock were granted under the Incentive Plan in the following amounts and having the following values (calculated as the exercise price multiplied by the number of shares underlying the options): Carol Turchin: 50,000 shares ($275,000); all current executive officers as a group 100,000 shares ($537,500); all employees (excluding executive officers) as a group 856,875 shares ($4,707,734); and all non-employee directors as a group: 130,000 shares ($715,000).

                                   PROPOSAL 3

       APPROVAL OF 2000 AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

    In August 1997, the Board adopted, and shareholders subsequently approved, the Company's 1997 Employee Stock Purchase Plan (the "Purchase Plan"). As a result of an amendment approved by the shareholders in August 1999, as of August 2, 1999, there were 750,000 shares of common stock reserved for issuance under the Purchase Plan.

    In March 2000, the Board amended and restated the Purchase Plan (the "Amended Purchase Plan"), subject to shareholder approval, generally to provide for a more comprehensive and flexible stock purchase plan to its employees.

    As of March 15, 2000, an aggregate of 119,396 shares of the Company's common stock had been issued under the Purchase Plan, and 630,604 shares of common stock (plus any shares that might in the future be returned to the Purchase Plan as a result of cancellations or expiration of purchase rights) remained available for future grant under the Purchase Plan.

    Shareholders are requested in this Proposal 3 to approve the Amended Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to approve the Amended Purchase Plan. For purposes of this vote, abstentions and broker non-votes will not be counted as votes cast for or against the approval of this matter.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

    The essential features of the Amended Purchase Plan are outlined below:

PURPOSE

    The purpose of the Amended Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Amended Purchase Plan) may be given an opportunity to purchase common stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. As of December 31, 1999, approximately 295 of the Company's approximately 329 employees were eligible to participate in the Amended Purchase Plan.

    The rights to purchase common stock granted under the Amended Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

ADMINISTRATION

    The Board administers the Amended Purchase Plan and has the final power to construe and interpret both the Amended Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Amended Purchase Plan, to determine when and how rights to purchase common stock of the Company will be granted, the provisions of each offering of such rights, and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Amended Purchase Plan.

    The Board has the power to delegate administration of the Amended Purchase Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the Amended Purchase Plan to the Compensation Committee of the Board. As used herein with respect to the Amended Purchase Plan, the "Board" refers to the Compensation Committee and to the Board.

OFFERINGS

    The Amended Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each offering is two years long and is divided into four shorter "purchase periods" approximately six months long.

ELIGIBILITY

    Any person who is customarily employed at least 20 hours per week and three months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering, provided such employee has been continuously employed by the Company or the designated affiliate for a period preceding the date of such grant as the Board may require (but in no event shall this period be greater than two years). The Board may provide that employees of the Company who are "highly compensated" as defined in the Code are not eligible to participate in the offering.

    However, no employee is eligible to participate in the Amended Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates in any calendar year.

PARTICIPATION IN THE PLAN

    Eligible employees enroll in the Amended Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to a percentage designated by the Board not exceeding 15% of such employees' base compensation during the offering.

PURCHASE PRICE

    The purchase price per share at which shares of common stock are sold in an offering under the Amended Purchase Plan is the lower of 85% of the fair market value of a share of common stock on the first day of the offering, or 85% of the fair market value of a share of common stock on the purchase date, as established by the Board.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the Board provides in the offering. A participant may not increase or begin such payroll deductions after the beginning of the offering, except as provided for in the offering. All payroll deductions made for a participant are credited to his or her account under the Amended Purchase Plan and deposited with the general funds of the Company. A participant may not make additional payments into such account.

PURCHASE OF STOCK

    By executing an agreement to participate in the Amended Purchase Plan, the employee is entitled to purchase shares under the Amended Purchase Plan. In connection with offerings made under the Amended Purchase Plan, the Board specifies a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of common stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, the amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares on the final purchase date of an offering shall be distributed to the participant after such final purchase date, without interest. See "Withdrawal" below.

WITHDRAWAL

    While each participant in the Amended Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Amended Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering, unless the Board provides otherwise in the offering.

    Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Amended Purchase Plan.

TERMINATION OF EMPLOYMENT

    Rights granted pursuant to any offering under the Amended Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

    Rights granted under the Amended Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Amended Purchase Plan at any time. Unless sooner terminated, the Amended Purchase Plan will terminate on the day before the 10th anniversary of the date on which the Amended Purchase Plan was adopted by the Board or approved by the shareholders, whichever is earlier.

    Any amendment of the Amended Purchase Plan must be approved by the shareholders within 12 months of its adoption by the Board if the amendment would:

    - increase the number of shares of common stock reserved for issuance under the Amended Purchase Plan;

    - modify the provisions as to eligibility for participation in the Amended Purchase Plan (to the extent such modification requires shareholder approval in order for the Amended Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 of the 1934 Act); or

    - modify the Amended Purchase Plan in any other way if such modification requires shareholder approval in order for the Amended Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 of the 1934 Act.

    Rights granted before amendment or termination of the Amended Purchase Plan will not be altered or impaired by any amendment or termination of the Amended Purchase Plan without consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

    In the event of a dissolution, liquidation or specified type of merger of the Company, then, as determined by the Board:

    - the surviving corporation either will assume the rights under the Amended Purchase Plan or substitute similar rights;

    - such rights may continue in full force and effect; or

    - the participants' accumulated payroll deductions may be used to purchase common stock immediately prior to the transaction described above and the participants' rights under the ongoing offering terminates.

STOCK SUBJECT TO AMENDED PURCHASE PLAN

    An aggregate of 750,000 shares of common stock is reserved for issuance under the Amended Purchase Plan. In addition, an annual increase to add and reserve the following number of shares of common stock on the day of each shareholders' annual meeting (beginning with the annual meeting in 2001) shall equal the lesser of 100,000 shares, or an amount determined by the Board. If rights granted under the Amended Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again become available for issuance under the Amended Purchase Plan.

FEDERAL INCOME TAX INFORMATION

    Rights granted under the Amended Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

    A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

    If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of the excess of the fair market value of the stock at the time of such disposition over the exercise price, or the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

    If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

    There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Amended Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

NEW PLAN BENEFITS

    During the last fiscal year, shares of common stock were purchased in the amounts and at the weighted average prices per share under the Purchase Plan as follows: all current executive officers as a group no shares ($0.00 per share); and all employees (excluding executive officers) as a group 40,319 shares ($3.06 per share). None of the executive officers named in the Summary Compensation Table purchased shares under the Purchase Plan during the last fiscal year.

                                   PROPOSAL 4

           APPROVAL OF 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

    In March 2000, the Board adopted the Company's 2000 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), subject to shareholder approval. There are 500,000 shares of common stock reserved for issuance under the Directors' Plan.

    Shareholders are requested in this Proposal 4 to approve the Directors' Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to approve the Directors' Plan. For purposes of this vote, abstentions and broker non-votes will not be counted as votes cast for or against the approval of this matter.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 4.

    The essential features of the Directors' Plan are outlined below:

GENERAL

    The Directors' Plan provides for the automatic grant of nonstatutory stock options. Options granted under the Directors' Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. See "Federal Income Tax Information" under Proposal 2 for a discussion of the tax treatment of nonstatutory stock options.

PURPOSE

    The Board adopted the Directors' Plan to provide a means by which non-employee directors of the Company may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. Five of the current directors of the Company would be eligible to participate in the Directors' Plan if it is approved by the shareholders.

ADMINISTRATION

    The Board administers the Directors' Plan and may not delegate administration of the Directors' Plan to a committee. The Board has the power to construe and interpret the Directors' Plan, but not to determine the persons to whom or the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration or the other terms of the option; except that the Board may, subject to and within the express provisions of the Directors' Plan:

    - determine the provisions of each option to the extent not specified in the Directors' Plan;

    - construe and interpret the Directors' Plan and options granted under it and establish, amend and revoke rules and regulations for its administration (i.e., correct any defect, omission, inconsistency in the Directors' Plan or any option agreement);

    - amend the Directors' Plan subject to the limitations of the Directors' Plan; and

    - generally, exercise such powers and perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the Directors' Plan.

ELIGIBILITY

    The Directors' Plan provides that options may be granted only to non-employee directors of the Company. A "non-employee director" is defined in the Directors' Plan as a director of the Company who is not otherwise an employee of the Company or an affiliate of the Company.

STOCK SUBJECT TO THE DIRECTORS' PLAN

    Subject to shareholder approval of this Proposal, an aggregate of 500,000 shares of common stock is reserved for issuance under the Directors' Plan. If options granted under the Directors' Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such options again become available for issuance under the Directors' Plan.

TERMS OF OPTIONS

    The following is a description of the terms of the options under the Directors' Plan. Individual option grants may not be more restrictive than the terms described below.

    AUTOMATIC INITIAL GRANTS. Without any further action of the Board, each person who, following the Company's 2000 Annual Meeting, is duly elected or appointed by the Board of Directors or shareholders of the Company to serve as a non-employee director and who, for at least one year preceding such election or appointment has at no time served as a non-employee director, shall, effective as of the effective date of such election or appointment, automatically be granted an option to purchase 50,000 shares of common stock.

    AUTOMATIC ANNUAL GRANTS. Without any further action of the Board, each person who, immediately following each Annual Meeting commencing with the 2000 Annual Meeting, is a non-employee director, and who has been a non-employee director for at least four months prior to such Annual Meeting shall, effective as of the date of such Annual Meeting, automatically be granted an option to purchase 10,000 shares of common stock.

    EXERCISE PRICE; PAYMENT. The exercise price of options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant. At March 15, 2000, the closing price of the Company's common stock as reported on the New York Stock Exchange was $13.00 per share.

    The exercise price of options granted under the Directors' Plan must be paid either:

    - in cash at the time the option is exercised; or

    - by delivery of already-owned shares of common stock either that the optionholder has held for the period required to avoid a charge to the Company's reported earnings or that the optionholder did not acquire, directly or indirectly from the Company; or

    - pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of common stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; or

    - by promissory note.

    REPRICING. In the event of a decline in the value of the Company's common stock, the Board does not have the authority to offer optionholders the opportunity to replace outstanding higher priced options with new lower priced options.

    OPTION EXERCISE. Options granted under the Directors' Plan become exercisable in cumulative increments ("vest") as set out in the Directors' Plan during the optionholder's service as a director of the Company and any subsequent employment of the optionholder by and/or service by the optionholder as a consultant to the Company or an affiliate (collectively, "service"). The Board does not have the power to accelerate the time during which an option may vest or be exercised. Options granted under the Directors' Plan do not permit exercise prior to vesting. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by:

    - tendering a cash payment;

    - authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the optionholder as a result of the exercise or acquisition of stock under the option, PROVIDED, HOWEVER, that no shares of common stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

    - delivering to the Company owned and unencumbered shares of the common stock.

    TERM. The term of options under the Directors' Plan is 10 years. Options under the Directors' Plan terminate three months after termination of the optionholder's service unless:

    - such termination is due to the optionholder's permanent and total disability (as defined in the Code), in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; or

    - the optionholder dies before the optionholder's service has terminated, or within three months after termination of such service, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionholder's death) within 18 months of the optionholder's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution.

An optionholder may designate a beneficiary who may exercise the option following the optionholder's death.

    The option term is extended in the event that if the exercise of the option following the termination of the optionholder's service (other than by death or disability) would be prohibited solely because the issuance of stock would violate the registration requirements under the 1933 Act, then the option will terminate on the earlier of the expiration of the term of the option, or three months after the termination of the optionholder's service during which the exercise of the option would not be in violation of such registration requirements.

    OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Plan as determined by the Board.

RESTRICTIONS ON TRANSFER

    The optionholder may transfer an option by will or by the laws of descent and distribution. In addition, an option under the Directors' Plan is transferable by instrument to an inter vivos or testamentary trust, in a form acceptable to the Company, in which the option is to be passed to beneficiaries upon the death of the trustor, and by gift, in a form acceptable to the Company, to a member of the immediate family of the optionholder. During the lifetime of the optionholder, an option may be exercised only by the optionholder and a permitted transferee under the Directors' Plan.

ADJUSTMENT PROVISIONS

    Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of common stock subject to the Directors' Plan and outstanding options. In that event, the Directors' Plan will be appropriately adjusted as to the class and the maximum number of shares of common stock subject to the Directors' Plan, and outstanding options will be adjusted as to the class, number of shares and price per share of common stock subject to such options.

EFFECT OF CERTAIN CORPORATE EVENTS

    The Directors' Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, specified types of merger, or other corporate reorganization ("change in control"), then, with respect to an optionholder whose service has not terminated, the vesting and the time during which such option may be exercised will be accelerated. An outstanding option will terminate if the optionholder does not exercise it before a change in control. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Directors' Plan at any time. Unless sooner terminated, the Directors' Plan will terminate on the day before the 10th anniversary of the date on which the Directors' Plan was adopted by the Board or approved by the shareholders, whichever is earlier.

    The Board may also amend the Directors' Plan at any time, or from time to time. However, no amendment will be effective unless approved by the shareholders of the Company before adoption by the Board to the extent such modification requires shareholder approval in order for the Directors' Plan to satisfy the requirements of Rule 16b-3 of the 1934 Act or any Nasdaq or securities exchange listing requirements. However, the Board may not amend the Plan so as to impair the rights under any option unless the optionholder consents in writing. The Board may submit any other amendment to the Directors' Plan for shareholder approval.

FEDERAL INCOME TAX INFORMATION

    Options granted under the Directors' Plan generally have the federal income tax consequences of nonstatutory stock options described under "Federal Income Tax Information" in Proposal 2 above.

NEW PLAN BENEFITS

    To date, no options have been granted under the Directors' Plan. If this Proposal 4 is approved, then each of our five current non-employee directors will, effective as of the date of the Annual Meeting, automatically be granted an option to purchase 10,000 shares of common stock.

                                   PROPOSAL 5
      APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

    In connection with the proposal to change the Company's state of incorporation from New York to Delaware described in Proposal 6 below, and the filing of a Certificate of Incorporation (the "Delaware Certificate") in Delaware, the Board of Directors has approved and adopted, subject to shareholder approval, filing the Delaware Certificate which will (i) increase the Company's authorized number of shares of common stock from 40,000,000 shares to 100,000,000 shares (the "Common Stock Amendment") and (ii) increase the Company's authorized number of shares of preferred stock from 5,000,000 to 10,000,000 shares (the "Preferred Stock Amendment"). IN THE EVENT THAT THIS PROPOSAL 5 IS APPROVED BUT PROPOSAL 6 REGARDING THE REINCORPORATION OF THE COMPANY IN DELAWARE IS NOT APPROVED, THE COMPANY WILL NOT FILE AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION WITH THE NEW YORK SECRETARY OF STATE TO EFFECT THE COMMON STOCK AMENDMENT AND PREFERRED STOCK AMENDMENT.

    REASONS FOR AMENDMENT. Although at present the Company has no plans to issue additional shares of common stock other than the shares currently reserved as discussed below, or any shares of preferred stock (of which the Company has none outstanding), it desires to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used, without further shareholder approval, for various purposes including, without limitation, raising capital, providing equity incentives to employees, officers, directors or consultants, establishing strategic relationships with other companies and expanding the Company's business through the acquisition of other businesses or products. Shareholders will not be entitled to preemptive rights with respect to any such issuances.

    PRINCIPAL EFFECTS. The additional shares of common stock to be authorized by adoption of the Common Stock Amendment would have rights identical to the currently authorized common stock of the Company. Adoption of the Common Stock Amendment and the issuance of common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company's common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. Adoption of the Preferred Stock Amendment, however, would affect the rights of the holders of currently outstanding common stock in the event the Company were to issue any shares of preferred stock. The complete text of the Certificate of Incorporation that would be filed with the office of the Secretary of State of the State of Delaware to effect the Common Stock Amendment and Preferred Stock Amendment is set forth in Exhibit B to this Proxy Statement. If the Common Stock Amendment and Preferred Stock Amendment are approved by the shareholders (and provided Proposal 6 is also approved by the shareholders), they will become effective upon the filing of the Delaware Certificate and the effectuation of the merger of the Company into and with the Delaware corporation, which is expected to occur as soon as practicable following the Annual Meeting.

    At December 31, 1999, of the 40,000,000 shares of common stock presently authorized:

    - 23,887,871 shares were issued and outstanding;

    - under the Company's 1995 Incentive Program, as Amended and Restated, 1,648,712 shares remained available for future option grants and 2,369,037 shares remained available for issuance upon exercise of presently outstanding options;

    - under the Company's 1997 Employee Stock Purchase Plan, 630,604 shares remained available for issuance; and

    - 11,178,498 shares were unissued and unreserved.

    In addition, if Proposal 4 is approved, 500,000 shares will be reserved for future option grants under the Company's 2000 Non-Employee Directors' Stock Option Plan. At December 31, 1999, none of the 5,000,000 shares of preferred stock presently authorized were issued or outstanding.

    VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of the common stock outstanding on the Record Date will be required to approve Proposal 5. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 5.

                                   PROPOSAL 6
                   REINCORPORATION OF THE COMPANY IN DELAWARE
               AND RELATED CHANGES TO THE RIGHTS OF SHAREHOLDERS

GENERAL

    The Board of Directors has unanimously approved a proposal to change the Company's state of incorporation from New York to Delaware. The Board of Directors believes the change in domicile to be in the best interests of the Company and its shareholders for several reasons. Principally, the Board of Directors believes that reincorporation will enhance the Company's ability to attract and retain qualified members of the Company's Board of Directors as well as encourage directors to continue to make independent decisions in good faith on behalf of the Company. The Company believes that the more favorable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware, to attract new directors and to retain its current directors. Reincorporation in Delaware will allow the Company the increased flexibility and predictability afforded by Delaware law. Concurrent with the reincorporation, the Company proposes to adopt or maintain certain measures designed to make hostile takeovers of the Company more difficult. The Board believes that adoption of these measures will enable the Board to consider fully any proposed takeover attempt and to negotiate terms that maximize the benefit to the Company and its shareholders.

    In recent years, a number of major public companies have obtained the approval of their shareholders to reincorporate in Delaware. For the reasons explained below, the Company believes it is beneficial and important that the Company likewise avail itself of Delaware law.

    For many years, Delaware has followed a policy of encouraging incorporation in that state. In furtherance of that policy, Delaware has adopted comprehensive corporate laws which are revised regularly to meet changing business circumstances. The Delaware Legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. The Delaware courts have developed considerable expertise in dealing with corporate issues as well as a substantial body of case law construing Delaware's corporate law. As a result of these factors, it is anticipated that Delaware law will provide greater predictability in the Company's legal affairs than is presently available under New York law.

    The interests of the Board of Directors of the Company, management and affiliated shareholders in voting on the reincorporation proposal may not be the same as those of unaffiliated shareholders. Delaware law does not afford minority shareholders some of the rights and protections available under New York law. Reincorporation of the Company in Delaware may make it more difficult for minority shareholders to elect directors and influence Company policies. A discussion of the principal differences between New York and Delaware law as they affect shareholders is set forth below.

    In addition, portions of the reincorporation proposal may have the effect of deterring hostile takeover attempts. A hostile takeover attempt may have a positive or a negative effect on the Company and its shareholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by the board of directors of a corporation can seriously disrupt the business and management of a corporation and generally present to the shareholders the risk of terms which may be less than favorable to all of the shareholders than would be available in a board-approved transaction. Board-approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its shareholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation and maximum strategic deployment of corporate assets.

    The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board of Directors believes that the potential disadvantages of unapproved takeover attempts are sufficiently great so that prudent steps to reduce the likelihood of such takeover attempts are in the best interests of the Company and its shareholders. Accordingly, the reincorporation plan includes certain proposals that may have the effect of discouraging or deterring hostile takeover attempts.

    Notwithstanding the belief of the Board as to the benefits to shareholders of the changes, shareholders should recognize that one of the effects of such changes may be to discourage a future attempt to acquire control of the Company which is not presented to and approved by the Board of Directors, but which a substantial number and perhaps even a majority of the Company's shareholders might believe to be in their best interests or in which shareholders might receive a substantial premium for their shares over the current market price. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.

    The Company's current Amended and Restated Certificate of Incorporation (the "New York Certificate") and the Amended and Restated Bylaws (the "New York Bylaws") do not contain the following provision available to certain public companies under New York law that deters hostile takeover attempts: elimination of action by written consent of shareholders. This provision will be included in the Company's new charter documents following the reincorporation. In addition, the Delaware certificate and bylaws will contain a provision limiting the ability of the stockholders to remove any director without cause and a provision to require a vacancy on the board resulting from an increase in number of directors to be filled by the majority vote of the directors.

    In considering the proposals, shareholders should be aware that the overall effect of certain of the proposed changes is to make it more difficult for holders of a majority of the outstanding shares of common stock to change the composition of the Board of Directors and to remove existing management in circumstances where a majority of the shareholders may be dissatisfied with the performance of the incumbent directors or otherwise desire to make changes.

    The new provisions in the Company's charter documents could make a proxy contest a less effective means of removing or replacing existing directors or could make it more difficult to effect a change in control of the Company which is opposed by the Board of Directors. This strengthened tenure and authority of the Board of Directors could enable the Board of Directors to resist change and otherwise thwart the desires of a majority of the stockholders. Because this provision may have the effect of continuing the tenure of the current Board of Directors, the Board has recognized that the individual directors have a personal interest in this provision that may differ from those of the shareholders. However, the Board believes that these provisions' primary purpose is to ensure that the Board will have sufficient time to consider fully any proposed takeover attempt in light of the short- and long-term benefits and other opportunities available to the Company and, to the extent the Board determines to proceed with the takeover, to effectively negotiate terms that would maximize the benefits to the Company and its stockholders.

    The Board of Directors has considered the potential disadvantages and believes that the potential benefits of the provisions included in the proposed charter documents outweigh the possible disadvantages. In particular, the Board believes that the benefits associated with attracting and retaining skilled and experienced outside directors and with enabling the Board to fully consider and negotiate proposed takeover attempts, as well as the greater sophistication, breadth and certainty of Delaware law, make the proposed reincorporation beneficial to the Company, its management and its shareholders.

    The proposal to include these anti-takeover provisions in the proposed reincorporation does not reflect knowledge on the part of the Board of Directors or management of any presently proposed takeover or other attempt to acquire control of the Company. Management may in the future propose other measures designed to discourage takeovers apart from those proposed in this Proxy Statement, if warranted from time to time in the judgment of the Board of Directors.

    The proposed reincorporation would be accomplished by merging the Company into a newly formed Delaware corporation which, just before the merger, will be a wholly-owned subsidiary of the Company (the "Delaware Company"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached as EXHIBIT A to this Proxy Statement. Upon the effective date of the merger, the Delaware Company's name will remain Dot Hill Systems Corp. The reincorporation will not result in any change in the Company's business, assets or liabilities, will not cause its corporate headquarters to be moved and will not result in any relocation of management or other employees.

    As soon as the reincorporation becomes effective, the Delaware Company will issue a press release announcing that the transaction has occurred. At the same time, each outstanding share of common stock of the Company will automatically convert into one share of common stock of the Delaware Company, and shareholders of the Company will automatically become shareholders of the Delaware Company on the following terms:

    - The conversion will be on a one-for-one basis.

    - Each share of the old common stock, $.01 par value per share, of the Company which is outstanding at the effective date will become one share of the new common stock, $.001 par value per share, of the Delaware Company.

    - Each share of the old common stock held in the treasury of the Company will become a share of treasury stock in the Delaware Company, and each share of preferred stock in the treasury of the Company will become a share of treasury stock in the Delaware Company.

    In addition, each outstanding option, right or warrant to acquire shares of common stock of the Company will be converted into an option or right to acquire an equal number of shares of common stock of the Delaware Company, under the same terms and conditions as the original options or rights. All of the Company's employee benefit plans, including the Incentive Plan and the Purchase Plan (each as amended and restated as described in Proposals 2 and 3, if approved), as well as the Directors' Plan described in Proposal 4, if approved, will be continued by the Delaware Company following the reincorporation. Shareholders should recognize that approval of the proposed reincorporation will constitute approval of the adoption and assumption of those plans by the Delaware Company.

    NO ACTION NEED BE TAKEN BY SHAREHOLDERS TO EXCHANGE THEIR STOCK CERTIFICATES FOR NEW DELAWARE COMPANY STOCK CERTIFICATES. CERTIFICATES FOR SHARES IN THE COMPANY WILL AUTOMATICALLY REPRESENT AN EQUAL NUMBER OF SHARES IN THE DELAWARE COMPANY UPON COMPLETION OF THE REINCORPORATION. Shareholders should not destroy their old certificates and should not send their old certificates to the Company or the Company's transfer agent, either before or after the effective date of the reincorporation. After the reincorporation, those who were formerly shareholders of the Company may continue to make sales or transfers using their Company stock certificates. The Delaware Company will issue new certificates representing shares of Delaware Company common stock for transfers occurring after the reincorporation. On request, the Delaware Company will issue new certificates to anyone who holds Company stock certificates. Any request for new certificates will be subject to normal stock transfer requirements, including proper endorsement, signature guarantee, if required, and payment of applicable taxes.

    Shareholders whose shares of the Company's common stock were freely tradable before the reincorporation will own shares of the Delaware Company which are freely tradable after reincorporation. Similarly, any shareholders holding securities with transfer restrictions before reincorporation will hold shares of the Delaware Company which have the same transfer restrictions after reincorporation. For purposes of computing the holding period under Rule 144 of the Securities Act of 1933, as amended, those who hold Delaware Company stock certificates will be deemed to have acquired their shares on the date they originally acquired their shares in the Company.

    After the reincorporation, the Delaware Company will continue to be a publicly held company. The Delaware Company intends to list its common stock on the New York Stock Exchange. It will also file with the Securities and Exchange Commission and provide to its stockholders the same types of information that the Company has previously filed and provided.

REQUIRED VOTE

    Under New York law, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Company's voting stock is required for approval of the reincorporation. If approved by the shareholders, it is anticipated that the reincorporation would be completed as soon thereafter as practicable. The reincorporation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after shareholder approval has been obtained, if in the opinion of the Board of Directors, circumstances arise that make such action advisable; provided, that any amendment that would effect a material change from the charter provisions discussed in this Proxy Statement would require further approval by the holders of a majority of the outstanding voting shares.

NO RIGHT TO DISSENT

    New York law provides that, because the Company's common stock is listed on the New York Stock Exchange, no shareholder has a right to dissent from the reincorporation if the holders of at least two-thirds of the outstanding stock approve it.

SIGNIFICANT CHANGES CAUSED BY REINCORPORATION

    In general, the Company's corporate affairs are governed at present by the corporate law of New York, the Company's state of incorporation, and by the New York Certificate and the New York Bylaws, which have been adopted pursuant to New York law. The New York Certificate and New York Bylaws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to the Company at Dot Hill Systems Corp., 161 Avenue of the Americas, New York, New York 10013,
Attention: Valerie Greenberg.

    If the reincorporation proposal is approved by the shareholders, the Company will merge into, and its business will be continued by, the Delaware Company. Following the merger, issues of corporate governance and control would be controlled by the General Corporation Law of Delaware ("Delaware Law"), rather than the Business Corporation Law of New York ("New York Law"). The New York Certificate and New York Bylaws, will, in effect, be replaced by the Certificate of Incorporation of the Delaware Company (the "Delaware Certificate") and the bylaws of the Delaware Company (the "Delaware Bylaws"), copies of which are attached as EXHIBIT B and EXHIBIT C, respectively, to this Proxy Statement. Accordingly, the differences among these documents and between Delaware Law and New York Law are relevant to your decision whether to approve the reincorporation proposal. IN THE EVENT THAT THIS PROPOSAL 6 IS APPROVED BUT PROPOSAL 5 REGARDING THE INCREASE IN THE COMPANY'S AUTHORIZED CAPITAL STOCK IS NOT APPROVED, THE DELAWARE CERTIFICATE THAT WILL BE FILED WILL BE THE SAME AS THE ATTACHED EXHIBIT B, WITH THE EXCEPTION THAT THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY WILL BE 40,000,000 SHARES INSTEAD OF 100,000,000 SHARES, AND THE AUTHORIZED NUMBER OF SHARES OF PREFERRED STOCK OF THE COMPANY WILL BE 5,000,000 SHARES INSTEAD OF 10,000,000 SHARES.

    A number of differences between New York Law and Delaware Law and among the various charter documents are summarized in the chart below. Shareholders are requested to read the following chart in conjunction with the discussion following the chart and the Merger Agreement, the Delaware Certificate and the Delaware Bylaws attached to this Proxy Statement. For each item summarized in the chart, there is a reference to a page of this Proxy Statement on which a more detailed discussion appears.

         ISSUE                           DELAWARE                                 NEW YORK
------------------------  ---------------------------------------  ---------------------------------------
Amendment of Certificate  Amendments to provisions relating to     Under New York Law, amendment of the
(see page 30).            director indemnification, management of  New York Certificate requires approval
                          the Delaware Company, and amendment of   by a majority of the voting stock of
                          the Delaware Certificate require         the Company.
                          approval by a majority of the voting
                          stock of the Delaware Company.

Amendment of Bylaws (see  By the Board or the holders of a         New York Law provides for amendment by
page 31).                 majority of the outstanding voting       the Board, except for amendments
                          shares for amendments relating to        relating to indemnification provisions,
                          certain provisions relating to           at annual and special meetings and by
                          stockholder meetings, the number of      the shareholders at annual and special
                          directors and vacancies on the Board.    meetings.

Who May Call Special      The Board, the Chairman of the Board,    Under New York Law, the Board, the
Meetings of Stockholders  the Chief Executive Officer or holders   Chairman of the Board, the President or
(see page 31).            of at least 20% of the outstanding       holders of at least 30% of the
                          voting stock.                            outstanding shares.

Action by Written         Action by written consent not permitted  Actions by written consent permitted by
Consent of Stockholders   by Delaware Certificate. All             New York law.
in Lieu of a Stockholder  stockholder action must take place by a
Vote at Stockholder       stockholder vote at a meeting of
Meeting (see page 32).    stockholders.

Right of Shareholders to  Permitted for any purpose reasonably     Permitted under New York Law for most
Inspect Shareholder List  related to such stockholder's interest   purposes reasonably related to such
(see page 32).            as a stockholder.                        shareholder's interest as a shareholder
                                                                   upon the shareholder's written demand
                                                                   at least five days prior to inspection.

Vote Required for         Generally not required unless a          Under New York Law, approval of holders
Certain Transactions      reorganization adversely affects a       of two-thirds of outstanding stock
(see page 31).            specific class of shares.                required for certain transactions
                                                                   unless charter provides otherwise. The
                                                                   New York Certificate contains no such
                                                                   provision.

Classified Board (see     The Delaware Certificate presently       The New York Certificate presently
page 32).                 designates three classes of directors.   designates three classes of directors.

         ISSUE                           DELAWARE                                 NEW YORK
------------------------  ---------------------------------------  ---------------------------------------
Removal of Directors by   Removal for cause by affirmative vote    Under New York Law, directors may be
Stockholders (see         of a majority of the outstanding shares  removed for cause by affirmative vote
page 33).                 of voting stock entitled to vote at an   of outstanding shares of voting stock
                          election of directors.                   entitled to vote at election of
                                                                   directors or, if the charter so
                                                                   provides, for cause by majority vote of
                                                                   the Board.

Limitation of Directors'  Delaware Law permits the limitation of   New York Law permits limitation of
Liability (see            liability of directors to the Company    liability of directors to the Company
page 33).                 except in connection with (i) breaches   or its shareholders if director has
                          of the duty of loyalty; (ii) acts or     acted in good faith and with the same
                          omissions not in good faith or           degree of care that an ordinarily
                          involving intentional misconduct or      prudent person would exercise in
                          knowing violations of law; (iii) the     similar circumstances.
                          payment of unlawful dividends or
                          unlawful stock repurchases or
                          redemptions; or (iv) transactions in
                          which a director received an improper
                          personal benefit.

Indemnification of        Delaware Law permits broad               New York Law permits broad
Directors and Officers;   indemnification and the purchase of      indemnification but restricts the kinds
Insurance (see            directors' and officers' insurance.      of claims that may be made under
page 33).                                                          directors' and officers' insurance
                                                                   policies.

Loans and Guarantees of   Holders of a majority of the shares      Under New York Law, shareholders, other
Obligations for           entitled to vote are required to         than interested directors, must approve
Directors (see            approve loans to, or guarantees of       loans or guarantees of obligations for
page 34).                 obligations of, a non-employee           directors, or the Board may authorize
                          director.                                such loans or guarantees expected to
                                                                   benefit the Company if the charter so
                                                                   provides.

Issuance of Rights and    Board may authorize.                     Under New York Law, must be approved by
Options to Directors,                                              a majority of votes cast at a
Officers and Employees                                             shareholders' meeting.
(see page 34).

Consideration for Shares  Cash, services, personal or real         New York Law provides for money or
(see page 34).            property, leases of real property or     other property, tangible or intangible,
                          any combination of these.                labor or services actually received, a
                                                                   binding obligation to pay the purchase
                                                                   price or provide services or any
                                                                   combination of these.

         ISSUE                           DELAWARE                                 NEW YORK
------------------------  ---------------------------------------  ---------------------------------------
Dividends; Redemption of  Paid from surplus (including paid- in    Under New York Law, dividends may be
Stock (see page 34).      and earned surplus or net profits).      paid from surplus, which is the excess
                                                                   of net assets over stated capital.

Appraisal Rights (see     Generally available if shareholders      Under New York Law, generally available
page 35).                 receive cash in exchange for the shares  if shareholders receive cash in
                          and in certain other circumstances.      exchange for the shares and in certain
                                                                   other circumstances.

Business Combinations     Delaware Law restricts hostile two-      New York Law restricts hostile two-step
with Interested           step takeovers.                          takeovers.
Stockholders (see
page 35).

Purpose Clause (see       Any lawful act or activity.              The New York Certificate contains
page 37).                                                          specific additional historical language
                                                                   that is no longer necessary.

Capitalization; Blank     Under the Delaware Certificate,          Under the New York Certificate,
Check Preferred (see      40,000,000 shares of common stock,       40,000,000 shares of common stock, $.01
page 37).                 $.001 par value per share, and           par value per share, and 5,000,000
                          5,000,000 shares of preferred stock,     shares of preferred stock, $.01 par
                          $.001 par value per share, are           value per share, are authorized.
                          authorized, subject to increase if
                          Proposal 5 is approved. See Proposal 5
                          above.

Nomination of Directors   Delaware Bylaws permit stockholder       There is no comparable provision in the
(see page 38).            nominations only if written notice       New York Bylaws.
                          provided to the Delaware Company not
                          less than 90 nor more than 120 days
                          prior to anniversary of the mailing of
                          the proxy statement for the immediately
                          preceding annual meeting.

Number of Directors;      Number fixed by Board resolution.        The New York Bylaws provide that the
Filling Vacancies (see    Vacancies must be filled by Board        number is fixed by Board resolution and
page 38).                 unless Board determines otherwise.       that vacancies may be filled by the
                                                                   Board.

Other                     Responsive legislature and larger body
                          of corporate case law in Delaware
                          provides more predictable corporate
                          legal environment in Delaware.

AMENDMENT OF CHARTER

    Delaware Law allows a board of directors to recommend a charter amendment for approval by stockholders, and a majority of the shares entitled to vote at a stockholders' meeting are normally enough to approve that amendment. Under New York Law except for certain ministerial changes to the charter which may be authorized by the Board and except as otherwise required by the charter, the Board of Directors recommends a charter amendment for approval by shareholders, and a majority of the shares entitled to vote at a shareholders' meeting is enough to approve that amendment. Both laws require that a majority of the holders of any particular class of stock must approve the amendment if it would have an adverse effect on the holders of that class. In addition, both laws allow a corporation to require a vote larger than a majority on special types of issues.

    The Delaware Certificate provides that any amendment to the Delaware Certificate can only be effected by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding voting stock of the Delaware Company. The New York Certificate contains no comparable provision.

AMENDMENT OF BYLAWS

    The New York Bylaws provide, as permitted by the New York Law, that the Board of Directors may amend, adopt or repeal the Company's bylaws. Under the Delaware Law, however, the board may amend, adopt or repeal bylaws only if permitted by its certificate of incorporation. The Delaware Certificate will specifically permit amendment of the bylaws by the board. Additionally, both the New York Law and the Delaware Law allow stockholders to further amend or repeal bylaws adopted or amended by the board.

    The New York Bylaws (other than the provisions regarding indemnification of officers and directors) may be amended by the Board at any regular meeting or at any special meeting the notice of which states that amendment of the New York Bylaws is to be one of the purposes of the meeting. The indemnification provisions of the New York Bylaws may only be amended or repealed, and any other provisions of the New York Bylaws or any amendments adopted by the Board may be amended or repealed, by the vote of the shareholders at any annual meeting or at any special meeting the notice of which states that amendment of the New York Bylaws is to be one of the purposes of the meeting. Upon the effectiveness of the proposed reincorporation, the Delaware Board will be able to adopt, amend or repeal any of the Delaware Bylaws. Certain provisions of the Delaware Bylaws may also be adopted, amended or repealed by the holders of at least a majority of the voting power of the outstanding capital stock of the Delaware Company.

WHO MAY CALL SPECIAL MEETINGS OF SHAREHOLDERS

    Under both the New York Law and the Delaware Law, the board of directors or anyone authorized in the charter or bylaws may call a special meeting of stockholders. Currently, the New York Bylaws allow the Board, the Chairman of the Board or the President to call a special meeting, and a special meeting must be called by the Chief Executive Officer, the Chairman of the Board, the President or the Secretary upon written request of holders of at least 30% of the outstanding shares entitled to vote at such meeting. The Delaware Bylaws provide that such a meeting may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the holders of at least 20% of the outstanding shares entitled to vote at such meeting. Pursuant to the Delaware Bylaws, if the meeting is called by a person or persons other than the Board of Directors (i.e., by the Chairman of the Board or the Chief Executive Officer), the Board of Directors shall determine the time and the place of such meeting which shall be from 35 to 120 days after the receipt of the request of the meeting.

ACTION BY WRITTEN CONSENT OF SHAREHOLDERS IN LIEU OF A SHAREHOLDER VOTE

    The New York Law permits shareholder action in lieu of a meeting only by unanimous written consent of those who would have been entitled to vote on a given action at a meeting, unless the charter permits such action by the holders of outstanding shares having at least the minimum number of votes required to authorize the action. The Delaware Law, on the other hand, permits stockholders to take action by the written consent of at least the minimum number of votes required for action at a stockholders' meeting, unless the charter prohibits it. The Delaware Certificate eliminates actions by written consent of stockholders.

    Elimination of such shareholders' written consents may lengthen the amount of time required to take shareholder actions because certain actions by written consent are not subject to the minimum notice requirement of a shareholders' meeting. The elimination of shareholders' written consents will deter hostile takeover attempts because of the lengthened shareholder approval process. The Board believes this provision, like the other provisions to be included in the Delaware Certificate and Delaware Bylaws, will enhance the Board's opportunity to fully consider and effectively negotiate in the context of a takeover attempt.

RIGHT OF SHAREHOLDERS TO INSPECT SHAREHOLDER LIST

    Under the New York Law, a shareholder of record may inspect the list of record shareholders upon giving at least five days' written demand to do so. The inspection may be denied if the shareholder refuses to give an affidavit that such inspection is not for certain purposes unrelated to company business and that the shareholder has not been involved in selling or offering to sell such a list in the last five years. Under the Delaware Law, any stockholder may inspect the stockholders' list for any purpose reasonably related to the person's interest as a stockholder. In addition, for at least ten days prior to each stockholders' meeting, a Delaware corporation must make available for examination a list of stockholders entitled to vote at the meeting.

VOTE REQUIRED FOR CERTAIN TRANSACTIONS

    Until February 1998, the New York Law required the holders of at least two-thirds of the outstanding stock of a New York corporation to approve certain mergers, consolidations or sales of all or substantially all the corporation's assets that may occur outside the ordinary course of business. Since
February 1998, however, a New York corporation may provide in its charter that the holders of a majority of the outstanding stock may approve such transactions, although the Company has not adopted such a charter provision. Under the Delaware Law, on the other hand, holders of a majority of the outstanding stock entitled to vote on such transactions have the power to approve a merger, consolidation or sale of all or substantially all the assets without a special provision in the charter, unless the charter provides otherwise. Furthermore, in the case of a merger under the Delaware Law, stockholders of the surviving corporation do not have to approve the merger at all, unless the charter provides otherwise, if these three conditions are met:

    - No amendment of the surviving corporation's charter is made by the merger agreement; and

    - Each share of the surviving corporation's stock outstanding or in the treasury immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date; and

    - The merger results in no more than a 20% increase in its outstanding common stock.

    Special vote requirements may apply to certain business combinations with interested stockholders. See the discussion of these below under the heading "Business Combinations with Interested Stockholders."

CLASSIFIED BOARD

    Both the New York Law and the Delaware Law permit "classified" boards of directors, which means the directors have staggered terms that do not all expire at once. The New York Law permits as many as four classes, the Delaware Law only three. The Company now has three classes of directors, and the Delaware Company will also have three.

REMOVAL OF DIRECTORS BY SHAREHOLDERS

    Under the New York Law, directors may be removed by the stockholders for cause, or by either the stockholders or the directors if the charter so provides. Furthermore, if the charter or bylaws so provide, directors may be removed without cause by a vote of the shareholders. The New York Certificate provides that directors may be removed for cause by majority vote of the Board. After the reincorporation, directors under the Delaware Law would generally be subject to removal with or without cause by a majority of the stockholders, unless the charter provides otherwise, but in a Delaware corporation with a classified board, directors can be removed only for cause.

LIMITATION OF DIRECTORS' LIABILITY

    Both states permit the limitation of a director's personal liability while acting in his or her official capacity. Under the New York Law, a director is not liable to the corporation for the benefit of its creditors or shareholders for damages if the director has acted in good faith and with the same degree of care that an ordinarily prudent person would exercise in similar circumstances. The New York Law also permits a corporation to provide in its charter a provision eliminating or limiting the personal liability of a director, with certain specific exceptions, to the corporation or its shareholders for damages for any breach of duty in such capacity. The Delaware Law requires a charter provision in order to limit a director's liability. The New York Certificate limits monetary liability to the fullest extent permitted by the New York Law, and the Delaware Certificate will likewise limit such liability to the fullest extent permitted by the Delaware Law. However, in some cases directors may be liable despite these limitations. Under the New York Law, for example, a director is not immune from liability if he or she violates applicable statutes which expressly make directors liable. The Delaware Law forbids any limitation of liability if the director breached his or her duty of loyalty to the corporation or its stockholders, or if he or she failed to act in good faith, received an improper personal benefit from the corporation, or authorized a dividend or stock repurchase that was forbidden by the Delaware Law.

INDEMNIFICATION OF DIRECTORS AND OFFICERS; INSURANCE

    With some variations, both the New York Law and the Delaware Law allow a corporation to "indemnify," that is, to make whole, any person who is or was a director or officer of the corporation if that person is held liable for something he or she did or failed to do in an official capacity. Besides covering court judgments, out-of-court settlements, fines and penalties, both laws also allow the corporation to advance certain reasonable expenses the person will incur or to reimburse the person's expenses after he or she incurs them, even if liability is not actually proven. The right to indemnification under both laws does not normally exclude other rights of recovery the indemnified person may have.

    Additionally, each of the two laws permits a corporation to purchase insurance for its directors and officers against some or all of the costs of such indemnification or against liabilities arising from actions and omissions of the insured person, even though the corporation may not have power to indemnify the person against such liabilities. The New York Law, however, restricts the kinds of claims that may be made under insurance purchased by the corporation against these liabilities. For example, there would be no insurance coverage if the person to be indemnified was guilty of deliberate dishonesty and that dishonesty was material to the event that produced the claim, or if the person gained some financial profit or other advantage to which he or she was not entitled.

    The New York Bylaws currently indemnify to the fullest extent permitted by the New York Law, and the Delaware Bylaws will indemnify as fully as the Delaware Law allows. However, neither the New York Law nor the Delaware Law permits indemnification of a director or officer if a court finds the person liable to the corporation itself, unless the court determines otherwise. Furthermore, if the corporation sues the person because of some act or omission, the corporation does not need to indemnify the person unless a court determines the person was not liable. Furthermore, the Delaware Law generally requires that the person to be indemnified must have acted in good faith and in a manner he or she reasonably believed was consistent with the best interests of the corporation.

    If Proposal 6 is approved by the Company's shareholders, the Delaware Law indemnification provisions will not apply to acts and omissions that occurred before the effective date of the reincorporation. The New York Law will govern these.

LOANS AND GUARANTEES OF OBLIGATIONS FOR DIRECTORS

    Under the New York Law, a corporation may not lend money to or guarantee the obligation of a director unless (1) the shareholders (other than the interested director) approve the transaction or (2) the charter provides that the board may approve such a loan or guarantee that it determines will benefit the corporation. For purposes of the shareholder approval, the holders of a majority of the votes of the shares entitled to vote constitute a quorum, but shares held by directors who are benefitted the loan or guarantee are not included in the quorum. Under the Delaware Law, a board of directors may authorize loans or guarantees of indebtedness to employees, officers and directors. The Delaware Certificate provides that loans or guarantees of indebtedness to non-employee directors must be approved by holders of a majority of the voting power of all of the then outstanding shares of the voting stock of the Company entitled to vote.

ISSUANCE OF RIGHTS AND OPTIONS TO DIRECTORS, OFFICERS AND EMPLOYEES

    Under the New York Law, the issuance of any stock rights or stock options, as well as plans to issue rights or options, to directors, officers or employees must be approved by a majority of votes cast at a shareholders' meeting. The Delaware Law does not require stockholder approval of such transactions. However, the rules of the New York Stock Exchange, where the Company's stock is listed and where the stock of the Delaware Company will be listed, require stockholder approval of option plans in certain circumstances.

CONSIDERATION FOR SHARES

    Under the New York Law, consideration for the issue of shares may consist of money or other property, tangible or intangible, labor or services actually received, a binding obligation to pay the purchase price, a binding obligation to perform services or any combination of the above. Stock certificates may not be issued until the amount of the consideration determined to be stated capital has been paid in the form of cash, services rendered, personal or real property or any combination of these, plus consideration for the balance, if any, which may include the above-referenced binding obligation. Under the Delaware Law a corporation can receive cash, services, personal or real property, leases of real property or any combination of these as payment in full or in part for the shares. A purchaser of shares under the Delaware Law may pay an amount equal to or greater than the par value of such shares if the corporation receives a binding obligation of the purchaser to pay the balance of the purchase price.

DIVIDENDS; REDEMPTION OF STOCK

    Subject to its charter provisions, a corporation may generally pay dividends, redeem shares of its stock or make other distributions to stockholders if the corporation is solvent and would not become insolvent because of the dividend, redemption or distribution. The assets applied to such a distribution may not be greater than the corporation's "surplus."

    Under New York Law, dividends may be paid or distributions made out of surplus only, so that the net assets of the corporation remaining after such payment or distribution shall be at least equal to the amount of surplus. The New York Law defines surplus as the excess of net assets over stated capital and permits the board to adjust stated capital. The Delaware Law defines surplus as the excess of net assets over capital and lets the board adjust capital. If there is no surplus, the Delaware Law allows the corporation to apply net profits from the current or preceding fiscal year, or both, unless the corporation's net assets are less than the capital represented by issued and outstanding stock which has a preference on any distribution of assets. In general, with certain restrictions, the New York Law permits a corporation to provide in its charter for redemption of one or more classes or series of its shares. One such restriction provides that common stock may be redeemed, with certain exceptions, only when the corporation has an outstanding class of common shares that is not subject to redemption. The Delaware Law permits redemptions only when the corporation has outstanding one or more shares of one or more classes or series of stock, which share or shares have full voting powers.

APPRAISAL RIGHTS

    Generally, "appraisal rights" entitle dissenting stockholders to receive the fair value of their shares in the merger or consolidation of a corporation or in the sale of all or substantially all its assets. The New York Law also extends appraisal rights to an exchange of a corporation's shares. The New York Law provides that dissenting stockholders have no appraisal rights if their shares are listed on the New York Stock Exchange or another national securities exchange. However, in the case of shares not listed on an exchange, appraisal rights under the New York Law allow a voting and dissenting stockholder of a New York corporation, with various exceptions, to receive fair value for his or her shares in such transactions. One exception is a merger between a parent corporation and its subsidiary when the parent owns at least 90% of the subsidiary. In this case, a shareholder in the parent corporation has no appraisal rights. On the other hand, appraisal rights are available to stockholders who are not allowed to vote on a merger or consolidation and whose shares will be cancelled or exchanged for cash or something else of value other than shares of the surviving corporation or another corporation. When appraisal rights are available, the stockholder may have to request the appraisal and follow other required procedures.

    Similarly, under the Delaware Law, appraisal rights are not available to a stockholder if the corporation's shares are listed on the New York Stock Exchange or another national securities exchange or held by more than 2,000 stockholders of record, or if the corporation will be the surviving corporation in a merger which does not require the approval of the surviving corporation's stockholders. However, regardless of listing on an exchange, a dissenting stockholder in a merger or consolidation has appraisal rights under the Delaware Law if the transaction requires him or her to exchange shares for anything of value other than one or more of the following:

    - Shares of stock of the surviving corporation or of a new corporation which results from the merger or consolidation.

    - Shares of another corporation which will be listed on a national securities exchange or held by more than 2,000 stockholders of record after the merger or consolidation occurs.

    - Cash instead of fractional shares of the surviving corporation or another corporation.

    The Company's common stock is currently listed on the New York Stock Exchange, and the Delaware Company will also list its own common stock on the New York Stock Exchange by filing a Substitution Listing Application.

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

    Provisions in both the New York Law and the Delaware Law may help to prevent or delay changes of corporate control. In particular, both the New York Law and the Delaware Law restrict or prohibit an interested stockholder from entering into certain types of business combinations unless the board of directors approves the transaction in advance.

    Under the New York Law, an interested stockholder is generally prohibited from entering into certain types of business combinations with a New York corporation for a period of five years after becoming an interested stockholder, unless the board of directors approved either the business combination or the acquisition of stock by the interested stockholder before the interested stockholder acquired his or her shares. An "interested stockholder" under the New York Law is generally a beneficial owner of at least 20% of the corporation's outstanding voting stock. "Business combinations" under the New York Law include mergers and consolidations between corporations or with an interested stockholder; sales, leases, mortgages or other dispositions to an interested stockholder of assets with an aggregate market value which either equals 10% or more of the corporation's consolidated assets or outstanding stock, or represents 10% or more of the consolidated earning power or net income of the corporation; issues and transfers to an interested shareholder of stock with an aggregate market value of at least 5% in relation to the aggregate market value of the outstanding stock of the corporation; liquidation or dissolution of the corporation proposed by or in connection with an interested stockholder; reclassification or recapitalization of stock that would increase the proportionate stock ownership of an interested stockholder; and the receipt by an interested stockholder of benefit from loans, guarantees, pledges or other financial assistance or tax benefits provided by the corporation.

    After a five-year period, the New York Law allows such business combination if it is approved by a majority of the voting stock not owned by the interested stockholder or by an affiliate or associate of the interested stockholder. Business combinations are also permitted when certain statutory "fair price" requirements are met.

    One section of the Delaware Law, Section 203, generally prohibits an interested stockholder from entering into certain types of business combinations with a Delaware corporation for three years after becoming an interested stockholder. An "interested stockholder" under the Delaware Law is any person other than the corporation and its majority-owned subsidiaries who owns at least 15% of the outstanding voting stock, or who owned at least 15% within the preceding three years, and this definition includes affiliates of the corporation. Briefly described, the prohibited combinations include:

    - Mergers or consolidations.

    - Sales, leases, exchanges or other dispositions of 10% or more of (1) the aggregate market value of all assets of the corporation or (2) the aggregate market value of all the outstanding stock of the corporation.

    - Issuances or transfers by the corporation of its stock that would increase the proportionate share of stock owned by the interested stockholder.

    - Receipt by the interested stockholder of the benefit of loans, advances, guarantees, pledges or other financial benefits provided by the corporation.

    - Any other transaction, with certain exceptions, that increases the proportionate share of the stock owned by the interested stockholder.

    A Delaware corporation may choose not to have Section 203 of the Delaware Law apply. The Company has chosen, however, to accept the protections of
Section 203, and therefore the charter of the Delaware Company will not waive those protections. Nevertheless, Section 203 will not apply in the following cases:

    - If, before the stockholder became an interested stockholder, the board of directors approved the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

    - If, after the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, subject to technical calculation rules.

    - If, on or after the time the interested stockholder became an interested stockholder, the board of directors approved the business combination, and at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder also ratified the business combination at a stockholders' meeting.

PURPOSE CLAUSE

    The "purpose" clause of the Delaware Certificate has been revised to permit the Delaware Corporation to engage in any lawful act or activity for which corporations may be organized under Delaware Law. The New York Certificate contains additional historical language in its "purpose" clause which is no longer necessary.

CAPITALIZATION; BLANK CHECK PREFERRED

    The Company's capital stock currently consists of 40,000,000 authorized shares of common stock, $.01 par value, of which 24,052,480 shares were issued and outstanding as of January 31, 2000, and 5,000,000 authorized shares of preferred stock, $.01 par value, of which no shares were issued and outstanding as of January 31, 2000.

    Upon the effectiveness of the reincorporation, the Delaware Company will have the same number of outstanding shares of common stock and preferred stock that the Company had outstanding immediately prior to the reincorporation. HOWEVER, THE BOARD OF DIRECTORS, SUBJECT TO SHAREHOLDER APPROVAL, HAS ALSO UNANIMOUSLY APPROVED A PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY. FOR A DESCRIPTION OF THE PROPOSED CHANGE IN THE COMPANY'S AUTHORIZED CAPITAL STOCK, SEE PROPOSAL 5 ABOVE.

    Under the Delaware Certificate, as under the New York Certificate, the Board of Directors has the authority to determine or alter the rights, preferences, privileges and restrictions to be granted to or imposed upon any wholly unissued series of preferred stock and to fix the number of shares constituting any such series and to determine the designation thereof.

    The Board may authorize the issuance of preferred stock in connection with various corporate transactions, including corporate partnering arrangements. The Board may also authorize the issuance of preferred stock for the purpose of adopting a shareholder rights plan. IF THE REINCORPORATION IS APPROVED, IT IS NOT THE PRESENT INTENTION OF THE BOARD OF DIRECTORS TO SEEK SHAREHOLDER APPROVAL PRIOR TO ANY ISSUANCE OF PREFERRED STOCK, EXCEPT AS REQUIRED BY LAW OR REGULATION.

    In addition to the various anti-takeover measures that would be available to the Delaware Company after the reincorporation due to the application of Delaware Law, the Delaware Company would retain the rights currently available to the Company under New York Law to issue shares of its authorized but unissued capital stock. Following the effectiveness of the proposed reincorporation, shares of authorized and unissued common stock and preferred stock of the Delaware Company could (within the limits imposed by applicable law) be issued in one or more transactions, or preferred stock could be issued with terms, provisions and rights which would make more difficult and, therefore, less likely, a takeover of the Delaware Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock and preferred stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Delaware Company.

    It should be noted that the voting rights to be accorded to any unissued series of preferred stock of the Delaware Company ("Delaware Preferred Stock") remain to be fixed by the Delaware Board. Accordingly, if the Delaware Board so authorizes, the holders of Delaware Preferred Stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Delaware law does not ordinarily require such a class vote, or might be given a disproportionately large number of votes. Such Delaware Preferred Stock could also be convertible into a large number of shares of common stock of the Delaware Company under certain circumstances or have other terms which might make acquisition of a controlling interest in the Delaware Company more difficult or more costly, including the right to elect additional directors to the Delaware Board. Potentially, the Delaware Preferred Stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of the Delaware Company. Also, the Delaware Preferred Stock could be privately placed with purchasers who might side with the management of the Delaware Company in opposing a hostile tender offer or other attempt to obtain control.

    The Board may also authorize the issuance of preferred stock in connection with various corporate transactions, including corporate partnering arrangements. The Board may also authorize the issuance of preferred stock for the purpose of adopting a shareholder rights plan. However, future issuances of Delaware Preferred Stock as an anti-takeover device might preclude shareholders from taking advantage of a situation which might otherwise be favorable to their interests. In addition (subject to the considerations referred to above as to applicable law), the Delaware Board could authorize issuance of shares of common stock of the Delaware Company ("Delaware Common Stock") or Delaware Preferred Stock to a holder who might thereby obtain sufficient voting power to ensure that any proposal to alter, amend, or repeal provisions of the Delaware Certificate unfavorable to a suitor would not receive the necessary majority vote of the voting stock required for certain of the proposed amendments (as described below).

    If the reincorporation is approved, it is not the present intention of the Board of Directors to seek stockholder approval prior to any issuance of the Delaware Preferred Stock or Delaware Common Stock, except as required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessary for stockholder approval of a specific issuance would be a detriment to the Delaware Company and its stockholders. The Board of Directors does not intend to issue any preferred stock except on terms which the Board of Directors deems to be in the best interests of the Delaware Company and its then existing stockholders.

NOMINATION OF DIRECTORS

    The Delaware Bylaws provide that shareholders may make nominations for the election of directors only if written notice of such stockholder's intent to make such nomination is provided to the secretary of the Company not less than 90 nor more than 120 days prior to the anniversary of the date of mailing of the proxy statement for the immediately preceding annual meeting. Such notice must set forth certain basic information with regard to each individual to be nominated by the stockholder. The New York Bylaws are silent as to shareholder nominations.

NUMBER OF DIRECTORS; FILLING VACANCIES

    The New York Bylaws provide that the number of directors constituting the Board shall be fixed by resolution adopted by the majority of the Board, subject to change by amendment to the New York Bylaws. The Company presently has eight members on its Board of Directors. In the event of an increase in the number of directors, the New York Bylaws provide that additional directors may be elected by the Board of Directors.

    The Delaware Certificate provides that the number of directors constituting the Board shall be fixed by resolution adopted by the majority of the Board. In addition, the Delaware Bylaws provide that any vacancy on the Delaware Company Board of Directors that results from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from an increase in the number of directors shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, and except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders.

OTHER CHANGES TO REFLECT TECHNICAL DIFFERENCES BETWEEN DELAWARE LAW AND NEW YORK
  LAW

    In addition to the changes described above, certain technical changes have been made in the Delaware Certificate and Delaware Bylaws from the New York Certificate and New York Bylaws to reflect differences between the Delaware Law and the New York Law. Such technical changes include: designation of a registered office and registered agent in the State of Delaware; changes in the minimum and maximum number of days applicable for giving notice of meetings and for setting record dates to be consistent with Delaware Law; and changing references in the Bylaws to place or to applicable law from New York to Delaware.

FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

    The reincorporation provided for in the Merger Agreement is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended. Assuming the reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of capital stock of the Company as a result of consummation of the reincorporation, and no gain or loss will be recognized by the Company or the Delaware Company. Each former holder of capital stock of the Company will have the same basis in the capital stock of the Delaware Company received by such holder pursuant to the reincorporation as such holder has in the capital stock of the Company held by such holder at the time of consummation of the reincorporation. Each shareholder's holding period with respect to the Delaware Company's capital stock will include the period during which such holder held the corresponding Company capital stock, provided the latter was held by such holder as a capital asset at the time of consummation of the reincorporation. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reincorporation.

    The foregoing is only a summary of certain federal income tax consequences. Shareholders should consult their own tax advisers regarding the specific tax consequences to them of the merger, including the applicability of the laws of any state or other jurisdiction.

BOARD RECOMMENDATION

    The foregoing discussion is an attempt to summarize the more important differences in the corporation laws of Delaware and New York and does not purport to be an exhaustive discussion of all of the differences. Such differences can be determined in full by reference to the New York Law and to the Delaware Law. In addition, both the New York Law and the Delaware Law provide that some of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the charter or bylaws of the corporation.

    The Board of Directors unanimously recommends that shareholders vote "FOR" the proposal to change the state of incorporation of the Company from New York to Delaware by means of a merger of the Company with and into a wholly-owned Delaware subsidiary.

    A vote "FOR" the reincorporation proposal will constitute approval of the merger, the Delaware Certificate, the Delaware Bylaws, the adoption and assumption by the Delaware Company of each of the Company's stock option, stock purchase and employee benefit plans and all other aspects of this Proposal 6.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 6.

                                   PROPOSAL 7

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Deloitte & Touche LLP ("Deloitte & Touche") as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Shareholder ratification of the selection of Deloitte & Touche as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Deloitte & Touche to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche. Abstentions and broker non-votes will not be counted as votes cast for or against the ratification of the selection of Deloitte & Touche and, accordingly, will not affect the outcome of the vote.

    In December 1999, the Board of Directors approved the appointment of Deloitte & Touche as the Company's independent auditors to audit the Company's financial statements for the fiscal year ended December 31, 1999 and the fiscal year ending December 31, 2000 in place of Arthur Andersen LLP ("Arthur Andersen"). Prior to the Merger, Deloitte & Touche had been Artecon's independent auditors, and Arthur Andersen had been the independent auditors for Box Hill. The decision to change independent auditors was authorized by the Company's Board of Directors.

    The reports of Arthur Andersen on the Company's financial statements as of December 31, 1997 and 1998 and for each of the years in the three-year period ended December 31, 1998 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Because following the Merger, the Company's headquarters, primary manufacturing facility and finance department were relocated to the former headquarters of Artecon in Carlsbad, California, the Board of Directors concluded that it would be more convenient to retain Deloitte & Touche, the independent accountants of Artecon prior to the Merger, as the Company's independent accountants. Accordingly, the Company's Audit Committee recommended that the Company dismiss Arthur Andersen and retain Deloitte & Touche as the Company's independent accountants. During the Company's two most recent fiscal years and through December 9, 1999, there have been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen would have caused them to make reference thereto in their report. During the two most recent fiscal years and through December 9, 1999, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) with respect to the Company's relationship with Arthur Andersen.

    The Company engaged Deloitte & Touche as its new independent accountants effective December 10, 1999. During the two most recent fiscal years and through December 9, 1999, the Company has not consulted with Deloitte & Touche on items which were or should have been subject to Statement of

Auditing Standard No. 50 or concerned the subject matter of a disagreement or reportable event with the former accountants (as described in Regulation S-K
Item 304(a)(2)).

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 7.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's common stock as of January 31, 2000 by:

    - all those known by the Company to be beneficial owners of more than five percent of its common stock;

    - each director and nominee for director;

    - each of the executive officers named in the Summary Compensation Table;
      and

    - all executive officers and directors of the Company as a group;

                                                              BENEFICIAL OWNERSHIP(1)
                                                              ------------------------
                                                               NUMBER OF    PERCENT OF
BENEFICIAL OWNER                                                SHARES        TOTAL
----------------                                              -----------   ----------
Dr. Benjamin Monderer(2)(3).................................   7,705,059       32.0%
Carol Turchin(2)(3).........................................   7,705,059       32.0
Mark A. Mays(2)(3)..........................................   7,705,059       32.0
W.R. Sauey(4)...............................................   2,436,945       10.1
James L. Lambert(5).........................................   1,415,910        5.9
Hollybank Investment, LP(6) P.O. Box 190240 Miami Beach, FL
  33119.....................................................   1,292,940        5.4
Chong Sup Park(7)...........................................     660,000        2.7
Dana W. Kammersgard(8)......................................     562,734        2.3
Philip Black(9).............................................     469,950        1.9
Norman R. Farquhar(10)......................................      20,000          *
Benjamin Brussell(11).......................................       3,125          *
All executive officers and directors as a group (10 persons)
  (12)......................................................  13,273,723       54.1%

------------------------

*   Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 24,052,480 shares outstanding on January 31, 2000, adjusted as required by rules promulgated by the SEC.

(2) The shares held by Dr. Monderer, Ms. Turchin, the Monderer Trust and
    Mr. Mays are subject to the voting agreement described under "Certain Transactions" below. Therefore, ownership for each individual includes those shares beneficially owned by all three.

(3) Dr. Monderer and Ms. Turchin are married. Includes 2,476,753 shares held by Dr. Monderer, as to which shares Ms. Turchin disclaims beneficial ownership, 2,476,653 shares held by the Monderer 1999 GRAT u/a/d March 1999 Trust (the "Monderer Trust"), as to which Dr. Monderer is the trustee and Ms. Turchin is the sole beneficiary, and 2,751,653 shares held by Mr. Mays.

(4) Includes (i) 655,876 shares held by Flambeau Corp., (ii) 393,618 shares held by Flambeau Products Corp., and (iii) 64,075 shares held by Seats, Inc.
    Mr. Sauey is Chairman of the Board and the principal shareholder of each of Flambeau Corp., Flambeau Products Corp. and Seats, Inc. (collectively, the "Sauey Affiliates"). Mr. Sauey disclaims beneficial ownership of all the above-listed shares, except to the extent of his pecuniary or pro rata interest in such shares. Also includes options to purchase 20,000 shares exercisable within 60 days of January 31, 2000.

(5) Includes (i) 1,397,072 shares held jointly with Pamela Lambert, the spouse of Mr. Lambert, (ii) 1,440 shares held by Pamela Lambert, (iii) 66 shares held by Mr. Lambert's daughter and (iv) options to purchase 16,000 shares exercisable within 60 days of January 31, 2000.

(6) Includes 1,202,160 shares held by Hollybank Investment, LP ("Hollybank"), 90,780 shares held by Thistle Investment LLC ("Thistle") and 116,500 shares held by Dorsey R. Gardner, the general partner of Hollybank and a managing member of Thistle. Mr. Gardner, as general partner of Hollybank and a managing member of Thistle, may be deemed to beneficially own shares held by Hollybank and Thistle. Except to the extent of his direct pecuniary interest as a limited partner of Hollybank and a member of Thistle, Mr. Gardner expressly disclaims such beneficial ownership.

(7) Includes options to purchase 20,000 shares exercisable within 60 days of January 31, 2000.

(8) Includes (i) 218 shares held by Lisa Kammersgard, the spouse of Mr. Kammersgard and (ii) options to purchase 10,000 shares exercisable within 60 days of January 31, 2000.

(9) Includes options to purchase 394,950 shares exercisable within 60 days of January 31, 2000.

(10) Includes options to purchase 20,000 shares exercisable within 60 days of January 31, 2000.

(11) Includes options to purchase 3,125 shares exercisable within 60 days of January 31, 2000.

(12) Includes 1,113,569 shares held by the Sauey Affiliates and 7,705,059 shares subject to the voting agreement described in Note (2) above. Also includes options to purchase 484,075 shares exercisable within 60 days of January 31, 2000, as described in Notes (4), (5) and (7) through
    (11) above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    In August 1999, the Company adopted a compensation policy for its non-employee directors, pursuant to which each non-employee director of the Company receives an annual fee of $16,000 (plus an additional $2,000 for each scheduled regular meeting of the Board attended in person and an additional $1,000 for each scheduled regular meeting of the Board attended via telephone). The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy.

    From January 1, 1999 until the Merger, Box Hill's compensation policy for its non-employee directors provided for: an annual fee of $25,000 payable in quarterly installments; reimbursement for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors or committees; and an initial stock option grant pursuant to the Company's Incentive Plan.

    From January 1, 1999 until the Merger, Artecon's compensation policy for its non-employee directors provided for: an annual fee of $10,000; an additional $2,000 for each board meeting attended in person; an additional $1,000 for each scheduled regular meeting of the Board attended via telephone; $1,000 for each committee meeting attended in person so long as not held on the same day as a board meeting; $500 for each committee meeting attended via telephone so long as not held on the same day as a board meeting; and reimbursement for out-of-pocket expenses incurred in attending board or committee meetings; and an initial stock option grants.

    In the fiscal year ended December 31, 1999, the total compensation paid to the Company's current non-employee directors was $46,167.

    Under current Company policy, upon joining the Board, each non-employee director receives an initial stock option grant of 50,000 shares (pro-rated to take into account any initial stock options received upon joining Box Hill's or Artecon's Board of Directors), and, upon the date of each annual meeting thereafter, each non-employee director continuing in office following such meeting receives an annual stock option grant of 10,000 shares. To date, all of such option grants to non-employee directors have been under the Company's Incentive Plan. If Proposal 4 is approved by shareholders at the Annual Meeting, the Company's current policy regarding option grants to non-employee directors will be replaced by the 2000 Non-Employee Directors' Stock Option Plan and options to purchase 10,000 shares of common stock will be granted to Messrs. Brussell, Farquhar and Sauey, Dr. Park and Ms. Turchin pursuant to the terms of the 2000 Non-Employee Directors' Stock Option Plan, as described in Proposal 4 above, immediately following the Annual Meeting. If Proposal 4 is not approved by shareholders, options to purchase the same number of shares will be granted to such non-employee directors at such time under the Incentive Plan.

    Pursuant to the current compensation policy set forth above, during the last fiscal year, the Company granted options covering an aggregate of 180,000 shares of common stock to each non-employee director of the Company, at an exercise price per share of $5.50, as follows: Mr. Brussell received an initial option to purchase 40,000 shares; Mr. Sauey received an initial option to purchase 30,000 shares; Dr. Park received an initial option to purchase 30,000 shares;
Mr. Farquhar received an initial option to purchase 30,000 shares; and Ms. Turchin received an initial option to purchase 50,000 shares. The fair market value of such common stock on the date of grant was $5.50 per share (based on the closing sales price reported on the New York Stock Exchange on the date of grant). As of January 31, 2000, none of such options had been exercised by the non-employee directors.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

    The following table shows for the fiscal years ended December 31, 1997, 1998 and 1999, compensation awarded or paid to, or earned by, the Company's Co-Chief Executive Officers, its other two most highly compensated executive officers at December 31, 1999 who earned at least $100,000 during 1999 and two former executive officers who departed from the Company during fiscal year 1999 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                        ------------
                                                                                           AWARDS
                                                        ANNUAL COMPENSATION             ------------
                                              ---------------------------------------    SECURITIES
                                                                       OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR     SALARY($)   BONUS($)    COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
---------------------------        --------   ---------   ---------   ---------------   ------------   ---------------
Philip Black ....................    1999      336,466      170,650            --               --              --
  Co-Chief Executive Officer and     1998      316,664      194,531            --               --         210,390(1)
  Executive Vice President,          1997      290,975      149,065            --               --              --
  International Sales

James L. Lambert ................    1999      272,633      168,106(2)          --              --             906(4)
  Co-Chief Executive Officer,        1998      211,702       96,808(2)          --          16,000             906(4)
  President and Chief Operating      1997      133,781       14,936(2)     291,250(3)           --             906(4)
  Officer

Dana W. Kammersgard .............    1999      201,870      132,106(5)          --              --              --
  Chief Technical Officer            1998      164,575       48,870(5)          --          10,000              --
                                     1997      120,586       22,624(5)     146,625(6)           --              --

Benjamin Monderer ...............    1999      416,667       75,000        36,558(7)            --              --
  Executive Vice President,          1998      500,000           --            --               --              --
  Technology Services/Engineering    1997      281,910    3,063,179(8)          --              --          39,803(9)
  Applications

Elizabeth Strong ................    1999      152,192        1,634       124,061(10)           --         544,824(11)
  Former Executive Vice President    1998      175,321           --       133,670(10)      150,000          23,240(12)
  of Sales

Carol Turchin ...................    1999      344,840       50,254            --           50,000              --
  Former Executive Vice President    1998      425,000           --            --               --              --
  of Sales                           1997      340,297    3,063,179(8)          --              --              --

------------------------

(1) Represents amounts received from dispositions of non-qualified stock options.

(2) Includes tax gross-up paid to Mr. Lambert of $33,606 in 1999, $44,808 in 1998 and $14,396 in 1997.

(3) Represents the dollar value of shares of Artecon California common stock purchased pursuant to an option exercise, calculated by multiplying the difference between the fair market value of such stock on the date of grant ($1.20 per share) and the exercise price ($0.035 per share) by the number of shares of Artecon California common stock purchased (125,000 shares).

(4) Includes term life insurance premium paid on behalf of Mr. Lambert.

(5) Includes tax gross-ups paid to Mr. Kammersgard of $33,606 in 1999, $44,808 in 1998 and $14,396 in 1997.

(6) Represents the dollar value of shares of Artecon California common stock purchased pursuant to an option exercise, calculated by multiplying the difference between the fair market value of such stock on the date of grant ($1.20 per share) and the exercise price ($0.035 per share) by the number of shares of Artecon California common stock purchased (250,000 shares).

(7) Includes tax gross-up paid to Mr. Monderer of $36,558.

(8) 1997 bonuses paid to Dr. Monderer and Ms. Turchin were calculated in accordance with their compensation schemes that existed prior to their employment agreements dated September 22, 1997.

(9) Represents amounts paid in 1997 prior to the Company's initial public offering in September 1997 to two employees of the Company who provide housekeeping services to Dr. Monderer which are not Company-related. Following the initial public offering, the Company continues to employ these individuals, and Dr. Monderer reimburses the Company for the full amount of their salary, benefits and related expenses.

(10) Represents sales commissions paid.

(11) Represents severance payments paid or due as of December 31, 1999.

(12) Represents moving expenses paid.

                       STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to its executive officers under its Incentive
Plan. As of January 31, 2000, options to purchase a total of       shares were
outstanding under the Incentive Plan and options to purchase       shares
remained available for grant thereunder.

    The following tables show for the fiscal year ended December 31, 1999, certain information regarding options granted to, and held at year end by, the Named Executive Officers. None of the Named Executive Officers exercised options during the last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS                                  POTENTIAL REALIZABLE
                                ----------------------------                              VALUE AT ASSUMED
                                NUMBER OF                                                      ANNUAL
                                SECURITIES                                              RATES OF STOCK PRICE
                                UNDERLYING     % OF TOTAL      EXERCISE                APPRECIATION FOR OPTION
                                 OPTIONS     OPTIONS GRANTED   OR BASE                         TERM(3)
                                 GRANTED     TO EMPLOYEES IN    PRICE     EXPIRATION   -----------------------
NAME                              (#)(1)     FISCAL YEAR(2)     ($/SH)       DATE        5%($)        10%($)
----                            ----------   ---------------   --------   ----------   ----------   ----------
Carol Turchin.................   50,000(4)         4.4%         $5.50      10/25/09     $172,946     $438,279

------------------------

(1) Options generally vest over a four-year period, 25% after one year and in equal monthly installments during the following three years. The options will fully vest upon a change of control, as defined in the Company's option plans, unless the acquiring company assumes the options or substitutes similar options.

(2) Based on options to purchase 1,136,875 shares of common stock granted to employees, including Named Executive Officers, under the Incentive Plan during the fiscal year ended December 31, 1999.

(3) Calculated on the assumption that the market value of the underlying stock increases at the stated values, compounded annually. The total appreciation of the options over their 10-year terms at 5% and 10% is 63% and 159%, respectively.

(4) Options granted pursuant to the Company's compensation policy for non-employee directors. See "Compensation of Directors" above.

                         FISCAL YEAR END OPTION VALUES

                                                         NUMBER OF
                                                        SECURITIES            VALUE OF UNEXERCISED IN-THE-
                                                    UNDERLYING OPTIONS                MONEY OPTIONS
                                                    AS OF FY-END(#)(1)             AS OF FY-END($)(2)
                                                ---------------------------   -----------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                                            -----------   -------------   -------------   -------------
Philip Black..................................    368,846        52,207        $1,586,444       $224,550
James L. Lambert..............................     16,000            --                --             --
Dana W. Kammersgard...........................     10,000            --                --             --
Carol Turchin.................................         --        50,000                --             --

------------------------

(1) Includes both in-the-money and out-of-the-money options. Certain options granted under the Incentive Plan are immediately exercisable but are subject to the Company's right to repurchase unvested shares on termination of employment.

(2) The fair market value of the Company's common stock on December 31, 1999 ($4.94) less the exercise or base price. Excludes out-of-the-money options.

             EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

    Effective August 2, 1999, the date of the Merger, the Company entered into employment contracts with James Lambert, Benjamin Monderer and Dana Kammersgard that provide for base salaries in the amounts of $350,000, $300,000 and $250,000, respectively ("Employment Contracts"). Other than the base salary provisions, the three Employment Contracts are identical. The Employment Contracts provide for a quarterly performance bonus of up to 50% of base salary for the Company's meeting certain revenue and income goals for any given quarter. The bonuses are payable at the discretion of the Compensation Committee, and the revenue and income goals are approved by the Board of Directors. The formula for the quarterly performance bonus is as follows. Half of the quarterly performance bonus is based on meeting revenue goals. If the Company attains less than 75% of the revenue goal after any given quarter, no revenue-based bonus is payable for that quarter. For attaining every additional 1% of revenue above 75% of the revenue goal, the employee shall receive an additional 2% of the quarterly performance bonus. The other half of the quarterly performance bonus is based on meeting income goals. The employee shall receive 0.5% of the quarterly performance bonus for each 1% achieved of the net income goal, up to a maximum of 100%. The Employment Contracts may be terminated at the option of either the Company or the employee "for cause" or, upon 30 days written notice, for convenience and "without cause." If the Company terminates for convenience, the employee is entitled to a severance payment equal to the employee's then-current annual base salary, and the Company may hire the employee as a consultant for a period of one year at a cost of 25% of the employee's then-current annual base salary, during which period the employee may not engage in any business activities that directly compete with the business of the Company. The agreements also provide for indemnification of the employees, non-disclosure of confidential or proprietary Company information and health and dental insurance for the employee, his or her spouse and his or her children under the age of 21.

    Prior to the Merger, from January 1, 1999 through August 2, 1999, Benjamin Monderer and Carol Turchin were employed pursuant to employment agreements effective September 22, 1997. The agreements provided for annual base compensation of $500,000 and $425,000 for Dr. Monderer and Ms. Turchin, respectively. The agreements also provided for an annual bonus of (i) 0.5% of the net revenues in excess of $100,000,000 for each of Dr. Monderer and Ms. Turchin and (ii) 4.0% and 2.5% of the net pre-tax income above $20,000,000, respectively, for Dr. Monderer and Ms. Turchin. The employment agreements with Dr. Monderer and Ms. Turchin provided that the Company was to secure term life insurance on the life of each of them in the amount of at least $1,000,000 for the benefit of his or her spouse. Each of their employment agreements also provided that in the event of the employee's death, the

Company would pay the employee's spouse the employee's base compensation for twelve months following such death plus the amount of any bonus which would have been earned during the following 12 months. The agreements also provided that in event of termination due to disability, as defined in the agreement, the Company would pay base compensation for the twelve-month period following such termination.

    In January 1999, the Company entered into a Compensation Plan and Agreement (the "Plan") with Mr. Black. The Plan provided for an annual base salary of $350,000, commissions at the rate of 0.20% of revenue for calendar year 1999 and a quarterly bonus at the rate of 1.12% of each quarter's pre-tax income. For each year subsequent to 1999 that Mr. Black remains employed under the Plan, the Company shall offer Mr. Black a package with potential, "on plan" compensation equal to or greater than that offered in 1999. The Plan may be terminated at the option of either the Company or Mr. Black "for cause" or, upon 30 days written notice, for convenience and "without cause." In the event that the Company terminates Mr. Black for convenience, Mr. Black is entitled to a severance payment equal to his annual compensation for the calendar year prior to the termination. In the event of disability, Mr. Black is entitled to a one-time payment of 60% of his annual compensation for the calendar year prior to the disability. The 1999 Plan contains certain restrictions on competition for an eighteen-month period following termination of employment and non-disclosure restrictions.

    Effective as of the time of the Merger, the bonus portion of Mr. Black's compensation was changed to mirror those of the Employment Contracts, as described above. Mr. Black's base salary was changed to $300,000. However, the remaining terms and conditions of Mr. Black's employment remain as set forth in the Plan.

    In July 1999, the Company terminated its employment relationship with Elizabeth Strong, then Executive Vice President of Sales for Box Hill.
Ms. Strong was employed pursuant to terms contained in a letter of agreement (the "Letter"). From January 1, 1999 until her termination, Ms. Strong received an annual base salary of $250,000 and was paid base commissions at the following rates on the following level of sales in each quarter: 0.15% on sales from $0 to $15 million and .87% on sales above $15 million during the first quarter; 0.15% on sales from $0 to $18 million and .87% on sales above $18 million during the second quarter, and; 0.15% on sales from $0 to $20.25 million and 0.87% on sales above $20.25 million during the third quarter. Ms Strong was also entitled to a quarterly bonus of 0.75% of each quarter's pre-tax positive income as defined by EBIT-DA under GAAP. The Letter provided for a severance package equal to one year's compensation. As of December 31, 1999, Ms. Strong was due to receive $264,912 in severance payments.

    In October 1999, the Company and Carol Turchin entered into a separation and consulting letter agreement pursuant to which Ms. Turchin resigned as an executive officer and employee of the Company. Pursuant to this letter agreement, Ms. Turchin agreed to provide consulting services to the Company for a period of 12 months following termination of her employment with the Company, and the Company agreed to pay her for such services on a monthly basis at the rate of $25,000 per quarter. Ms. Turchin also agreed that during such consulting period, she would not engage in activities competitive with those of the Company or solicit or hire employees or consultants of the Company. As of December 31, 1999, Ms. Turchin had received $0.00 for 1999 in consulting payments and is due a total of $16,667.

    In November 1999, the Company and Preston Romm executed an employment offer letter pursuant to which Mr. Romm became the Chief Financial Officer of the Company. Mr. Romm's employment agreement provides for a base salary of $175,000, a signing bonus of $20,000 and a quarterly performance bonus of up to 35% of base salary for the Company's meeting certain revenue and income goals for any given quarter. The bonus is payable at the discretion of the Compensation Committee, and the revenue and income goals are approved by the Board of Directors. The formula for the quarterly performance bonus is as follows. Half of the quarterly performance bonus is based on meeting revenue goals. If the Company attains less than 75% of the revenue goal after any given quarter, no revenue-based bonus is payable for that quarter. For attaining every additional 1% of revenue above 75% of the revenue goal, the employee shall receive an additional 2% of the quarterly performance bonus. The other half of the quarterly performance bonus is based on meeting income goals. The employee shall receive 0.5% of the quarterly performance bonus for each 1% achieved of the net income goal, up to a maximum of 100%. Mr. Romm's employment agreement may be terminated by the Company or Mr. Romm at will. The agreement also provides for non-disclosure of confidential or proprietary Company information and health and dental insurance for Mr. Romm, his spouse and his children under the age of 21.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION(1)

    The Compensation Committee of the Board of Directors (the "Committee") is composed of directors who are not employees of the Company. The Committee is responsible for establishing and administering compensation arrangements with the Company's executive officers.

COMPENSATION OBJECTIVES AND IMPLEMENTATION

    The objectives of the Company's executive compensation arrangements are to attract and retain the services of key management and to align the interests of its executives with those of the Company's shareholders. The Committee endeavors to accomplish these by:

    - Establishing compensation arrangements that are adequate to attract and retain the services of key management personnel and that deliver compensation commensurate with the Company's performance, as measured against the achievement of operating, financial and strategic objectives and taking into account competitive compensation practices in the industry.

    - Providing significant equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as owners rather than solely as employees.

    - Rewarding executives if stockholders receive an above-average return on their investment over the long term.

COMPENSATION MIX AND MEASUREMENT

    A significant portion of the Company's annual executive compensation program is determined on the basis of corporate performance. The Company's current executive compensation mix generally consists of an annual base salary, which in the Committee's opinion is adequate under the circumstances to retain the services of the executive, a cash bonus based on the Company's performance and, for certain executive officers, stock options that are intended to provide long-term incentives tied to increases in the value of the Company's common stock. Future executive compensation may include bonuses based on individual performance.

    SALARY. The Committee establishes the annual base salary for the executive officers in line with their responsibilities and with external market practices. In determining base salary, the Committee reviews information about similar companies from third party, nationally recognized surveys.

    For fiscal 1999, the Committee established the compensation of one executive officer, Preston Romm. The compensation of the other executive officers was established prior to the formation of the Committee, and was negotiated along with other issues in the merger of Artecon, Inc. and Box Hill Systems Corp., which merger formed the Company. With respect to Mr. Romm, the Committee made its compensation

------------------------
(1) The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

determinations subjectively after considering the competitive nature of the Company's industry, nationally recognized surveys and the level of responsibility and experience of Mr. Romm.

    In the future, the Committee will consider nationally recognized surveys, and the level of responsibility, experience and contributions of each executive officer when setting each officer's compensation. The Committee will also take into account recent corporate and individual performance.

    QUARTERLY PERFORMANCE BONUS. The Committee, on a quarterly basis, evaluates the Company's corporate performance based on achievement of established financial goals. Currently, the executive officers are eligible to receive a quarterly performance bonus of up to 50% of base salary earned during any quarter for the Company's meeting certain revenue and income goals for that quarter. The bonuses are payable at the discretion of the Compensation Committee, and the revenue and income goals are approved by the Board of Directors.

    LONG-TERM INCENTIVES. Long-term incentives are provided to executives through the Company's Employee Incentive Plan. Grants under the Employee Incentive Plan generally have a term of 10 years and generally are tied to the market valuation of the Company's common stock, thereby providing an additional incentive for executives to build stockholder value. In addition, grants are generally subject to vesting over four years, with vesting tied to continued employment. Executives receive value from this plan only if the Company's common stock appreciates accordingly. This component is intended to retain and motivate executives to improve long-term stock market performance. Additional long-term incentives are provided through the Company's Employee Stock Purchase Plan in which all eligible employees may participate up to 15% of their annual compensation.

    Option grant levels to executive officers are subjectively determined by the Committee after considering the practices of other, similar companies, as well as the level of responsibility, experience and contributions of each executive officer. The Committee may grant options to executive officers annually as part of the performance review process for each officer. In determining the size of individual grants, the Committee also considers the number of shares held by, and options previously granted to, each executive officer.

    Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee has determined that stock options granted under the Company's Employee Incentive Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation."

CHIEF EXECUTIVE OFFICER COMPENSATION

    Fiscal year 1999 compensation of the Chief Executive Officers was established prior to the formation of the Committee, and was negotiated along with other issues in the August 2, 1999 merger of Artecon, Inc. and Box Hill Systems Corp., which merger formed the Company.

March   , 2000                            COMPENSATION COMMITTEE
                                          Benjamin Brussell
                                          Norman R. Farquhar
                                          Chong Sup Park

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In August 1997, prior to the Merger, Artecon acquired Falcon Systems for $3,5000,000. That purchase price included $1,000,000 in cash and a promissory note in the original principal amount of $1,250,000, which was later amended by Artecon and Falcon to $750,000 (the "Artecon Note"). Concurrently, Falcon transferred the Falcon Technology to Founding Partners, a California general partnership ("Founding Partners"), in exchange for a promissory note with a principal amount of $1,750,000 (the Founding Partners Note"). Dana Kammersgard, James Lambert and W.R. Sauey, each of whom is an executive officer and/or director of the Company, were the general partners of Founding Partners. Founding Partners was considered a "special purpose entity" and, accordingly, has been consolidated with the Company for financial reporting purposes. The purchase price of Falcon consisted of $10,232,000 for other assets acquired, $638,000 for goodwill and other tangible assets, $14,138,000 for liabilities assumed and in-process research and development expenses of $3,700,000, which had no future alternative use, based on management assumptions. Under the terms of the Artecon Note and the Founding Partners Note (collectively, the "Notes"), Artecon and Founding Partners were required to make monthly payments to Falcon of $15,935 and $37,182, respectively, through August 2002. Each of the Notes bore interest at the rate of 10% per annum. After the Merger in August 1999, the Company paid the Notes in full and payments to Founding Partners were discontinued. On December 27, 1999, Founding Partners was dissolved.

    In connection with the Falcon acquisition and the transfer of Falcon's technology to Artecon, Artecon and Founding Partners entered into a Technology License Agreement, dated August 21, 1997, pursuant to which Founding Partners granted to Artecon an exclusive, perpetual license of the Falcon technology in exchange for monthly payments of $39,000 payable through August 2002. On December 27, 1998, Founding Partners and Artecon amended the Technology License Agreement to provide for, among other things, the transfer of the Falcon technology from Founding Partners to Artecon upon the satisfaction in full of Artecon's obligations under the Founding Partners Note. On August 2, 1999, the Founding Partners Note was fully satisfied, and on August 9, 1999, Founding Partners transferred all of Founding Partner's right, title and interest in the Falcon technology to Artecon, a wholly owned subsidiary of the Company.

    In February 1999, Artecon issued a promissory note to Flambeau Corporation, a company in which W.R. Sauey is the principal shareholder, for the principal amount of $500,000 at an interest rate of prime minus one-half of one percent. Artecon paid this note in full on March 30, 1999.

    During Artecon's fiscal years ended March 29, 1997, March 31, 1998, and March 31, 1999 and from January 1, 1999 through December 31, 1999, Artecon and/or the Company made payments to certain entities affiliated with W.R. Sauey (the "Nordic Group Companies") of approximately $85,000, $130,000, $80,000 and $88,500, respectively, for the purchase of certain products and services from the Nordic Group Companies. In addition, during Artecon's fiscal years ended March 29, 1997, March 31, 1998, and March 31, 1999 and from January 1, 1999 through December 31, 1999, Artecon and/or the Company received payments for the sale of certain products and services from certain of the Nordic Group Companies of approximately $74,000, $125,000, $48,000 and $18,000, respectively. As of December 31, 1999, the Company had no accounts receivable from, or accounts payable to, W.R. Sauey and/or the Nordic Group Companies.

PERFORMANCE MEASUREMENT COMPARISON(1)

    The following graph shows the total shareholder return of an investment of $100 in cash on September 17, 1997, the date of Box Hill's initial public offering, for (i) the Company's common stock, (ii) the Standards & Poor's 500 Index (the "S&P 500") and (iii) the common stock of a group of peer issuers. The group of peer issuers consists of eleven companies with common stock that is publicly traded and which operate in the computer data storage industry:
Advanced Digital Info Corp., Auspex Sys Inc., Ciprico, Inc., EMC Corp., Exabyte Corp., MTI Technology Corp., Network Appliance, Inc., Overland Data, Inc., Procom Technology Inc., Storage Computer Corp. and Storage Technology. During 1997, the Company compared itself to fourteen companies--those listed above, plus Artecon, Andataco, Inc. and ATL Corporation. However, ATL Corporation was acquired by Quantum Corporation this year, and no longer trades separately. During 1998, the Company compared itself to thirteen companies--those listed above, plus Artecon and Andataco, Inc. As you know, Artecon, Inc. merged with Box Hill to form Dot Hill, and no longer trades separately. Likewise, Andataco, Inc. merged with nStor Technologies, and no longer trades separately. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                        9/17/97   9/97   12/97    3/98    6/98    9/98   12/98    3/99    6/99    9/99   12/99
Dot Hill Systems Corp.   100.00  116.67   69.58   85.42   46.25   57.50   35.83   34.17   39.17   44.17   32.92
Peer Group               100.00  104.22  103.94  136.01  156.26  179.86  267.41  380.57  333.42  426.79  670.54
S & P 500                100.00  100.45  103.34  117.75  121.64  109.54  132.87  139.49  149.32  140.00  160.83

------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

    On July 31, 1997, Dr. Monderer, Ms. Turchin and Mark A. Mays, who is an employee of the Company, entered into a voting agreement with respect to the shares of Company stock each owns which became effective upon the consummation of Box Hill's initial public offering. Pursuant to the agreement, the three shareholders have agreed to vote their respective shares for the election of each other as a director of the Company and will vote their shares in accordance with the determination of the holders of a majority of their shares as to any proposal to merge, consolidate, liquidate or sell substantially all the assets of the Company. The agreement, which is to terminate on the earliest of December 31, 2009, the deaths of both Dr. Monderer and Ms. Turchin or upon the mutual consent of Dr. Monderer, Ms. Turchin and Mr. Mays, prohibits the transfer of their shares other than:

    - to a member of the transferor's family who agrees to be bound by the agreement;

    - pursuant to a sale exempt from registration pursuant to Rule 144 under the Securities Act; or

    - in a merger, consolidation or sale of substantially all the assets of the Company.

    The Company maintains directors' and officers' insurance coverage. These insurance policies cover directors and officers individually where exposure exists and run from September 16, 1999 through September 16, 2000 at a total cost of $562,500. The Company renewed Artecon's directors and officers indemnification insurance, which runs from March 31, 1999 through March 21, 2000, at a total cost of $155,945. The Company also purchased a discovery period extension for the former Artecon directors and officers insurance at a total cost of $124,540, which runs from August 2, 1999 through August 2, 2005.

    The Company has entered into certain transactions with its directors or their affiliated entities, as described under the captions "Executive Compensation--Compensation of Directors" and "Compensation Committee Interlocks and Insider Participation."

    The Company has also entered into certain agreements with its current Co-Chief Executive Officers and certain of its other current and former executive officers, as described under the caption "Executive
Compensation--Employment, Severance and Change of Control Agreements."

    The Company's Bylaws provide that the Company will indemnify its directors and executive officers to the fullest extent permitted by New York law. In addition, the Company's Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by New York law, the Company's directors will not be liable for monetary damages for breach of the directors' duty to the Company and its shareholders. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for acts or omissions in bad faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for acts involving violation of Section 719 of the New York Business Corporation Law. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

    The Company is subject to a class action lawsuit filed against Box Hill Systems Corp., certain of its officers and directors, and the underwriters of the Company's September 16, 1997 initial public offering (the "Offering"), which is proceeding in the United States District Court for the Southern District of New York. The action was filed on December 4, 1998 on behalf of purchasers of the stock of the Company during the period from September 16, 1997 to April 14, 1998. Plaintiffs allege that, in violation of federal securities laws, defendants made misrepresentations of material fact, and omitted material facts required to be disclosed in the Company's registration statement and prospectus issued in connection with the Offering and in statements allegedly made by the Company and certain of its officers and directors subsequent to the Offering.

    Except as described in the preceding paragraph, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Mark A. Mays
                                          Secretary

March 30, 2000

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (hereinafter called the "MERGER
AGREEMENT") is made as of             , 2000, by and between DOT HILL SYSTEMS
CORP., a New York corporation ("DOT HILL NEW YORK"), and DOT HILL SYSTEMS CORP. (DELAWARE), a Delaware corporation ("DOT HILL DELAWARE"). Dot Hill New York and Dot Hill Delaware are sometimes referred to collectively herein as the "CONSTITUENT CORPORATIONS."

                                    RECITALS

    WHEREAS, the authorized capital stock of Dot Hill New York consists of forty-five million (45,000,000) shares, of which forty million (40,000,000)
shares are designated Common Stock, par value of $.01, of which       shares are
outstanding as of the Effective Time (defined below), and five million (5,000,000) shares are designated Preferred Stock, par value of $.01, none of which is outstanding as of the Effective Time. The authorized capital stock of Dot Hill Delaware consists of one hundred ten million (110,000,000) shares, of which one hundred million (100,000,000) shares are designated Common Stock, $.001 par value per share, and ten million (10,000,000) shares are designated Preferred Stock, $.001 par value per share;

    WHEREAS, Dot Hill New York was originally incorporated under the laws of the State of New York on April 5, 1988 under the name "Box Hill Systems Corp.";

    WHEREAS, the respective directors of the Constituent Corporations deem it advisable and to the advantage of said corporations that Dot Hill New York merge with and into Dot Hill Delaware upon the terms and conditions herein provided; and

    WHEREAS, following the Merger (as defined below) the subsidiaries of Dot Hill New York shall be the subsidiaries of Dot Hill Delaware.

    NOW, THEREFORE, the parties hereto do hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby agree that Dot Hill New York shall merge with and into Dot Hill Delaware on the following terms, conditions and other provisions:

                                   AGREEMENT

1.  TERMS AND CONDITIONS

    1.1 MERGER. Dot Hill New York shall be merged with and into Dot Hill Delaware (the "MERGER"), and Dot Hill Delaware shall be the surviving corporation (the "SURVIVING CORPORATION") effective at 10:00 a.m. (Pacific
Daylight Time) on             , 2000 (the "EFFECTIVE TIME").

    1.2 NAME CHANGE. At the Effective Time, the name of Dot Hill Delaware shall be "Dot Hill Systems Corp."

    1.3 SUCCESSION. At the Effective Time, Dot Hill Delaware shall continue its corporate existence under the laws of the State of Delaware, and the separate existence and corporate organization of Dot Hill New York, except insofar as it may be continued by operation of law, shall be terminated and ceased.

    1.4 TRANSFER OF ASSETS AND LIABILITIES. At the Effective Time, the rights, privileges, powers and franchises, both of a public as well as of a private nature, of each of the Constituent Corporations shall be vested in and possessed by the Surviving Corporation, subject to all of the disabilities, duties and restrictions of or upon each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, of each of the Constituent Corporations, and all debts due to each of the Constituent Corporations on whatever account, and all things in action or belonging to each of the Constituent Corporations shall be transferred to and vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; PROVIDED, HOWEVER, that the liabilities of the Constituent Corporations and of their shareholders, directors and officers shall not be affected and all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place except as they may be modified with the consent of such creditors and all debts, liabilities and duties of or upon each of the Constituent Corporations shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

    1.5 COMMON STOCK OF DOT HILL NEW YORK AND DOT HILL DELAWARE. At the Effective Time, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their respective shareholders, (i) each share of Common Stock of Dot Hill New York issued and outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Common Stock of Dot Hill Delaware; and (ii) each share of Common Stock of Dot Hill Delaware issued and outstanding immediately prior thereto shall be canceled and returned to the status of authorized but unissued shares.

    1.6 STOCK CERTIFICATES. At and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of the Common Stock of Dot Hill New York shall be deemed for all purposes to evidence ownership of and to represent the shares of Dot Hill Delaware into which the shares of Dot Hill New York represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agents. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Dot Hill Delaware evidenced by such outstanding certificate as above provided.

    1.7 OPTIONS OF DOT HILL NEW YORK. At the Effective Time, the Surviving Corporation will assume and continue all of Dot Hill New York's stock option plans in existence at the Effective Time, including without limitation all options outstanding under such stock option plans and any other outstanding options shall be converted into options of Dot Hill Delaware, such that an option for one (1) share of Dot Hill New York shall be converted into an option for (1) share of Dot Hill Delaware, with no change in the exercise price of the Dot Hill Delaware option. No other changes in the terms and conditions of such options will occur. Effective at the Effective Time, Dot Hill Delaware hereby assumes the outstanding and unexercised portions of such options and the obligations of Dot Hill New York with respect thereto.

    1.8 WARRANTS. At the Effective Time, the Surviving Corporation will assume and continue warrants, if any, of Dot Hill New York and the outstanding and unexercised portions of all warrants, including without limitation all warrants to purchase shares of Common Stock outstanding and any other outstanding warrants, if any, shall be converted into warrants of Dot Hill Delaware, such that a warrant for one (1) share of Dot Hill New York shall be converted into a warrant for one (1) share of Dot Hill Delaware, with no change in the exercise price of the Dot Hill Delaware warrant. No other changes in the terms and conditions of such warrants will occur. Effective on the Effective Date, Dot Hill Delaware hereby assumes the outstanding and unexercised portions of such warrants and the obligations of Dot Hill New York with respect thereto.

    1.9 EMPLOYEE BENEFIT PLANS. At the Effective Time, the Surviving Corporation shall assume all obligations of Dot Hill New York under any and all employee benefit plans in effect as of the Effective

Time with respect to which employee rights or accrued benefits are outstanding as of such time, including but not limited to the Dot Hill New York's 401(k) Plans; PROVIDED, HOWEVER, that one share of Common Stock of Dot Hill Delaware shall be substituted for each share of Common Stock of Dot Hill New York (if any) thereunder. At the Effective Time, the Surviving Corporation shall adopt and continue in effect all such employee benefit plans upon the same terms and conditions as were in effect immediately prior to the Merger and shall reserve that number of shares of Dot Hill Delaware Common Stock with respect to each such employee benefit plan as is equal to the number of shares of Dot Hill New York Common Stock, if any, so reserved at the Effective Time.

2.  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

    2.1 CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation and Bylaws of Dot Hill Delaware in effect at the Effective Time shall continue to be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

    2.2 DIRECTORS. The directors of Dot Hill New York immediately preceding the Effective Time shall become the directors of the Surviving Corporation at and after the Effective Time to serve until the expiration of their terms and until their successors are elected and qualified.

    2.3 OFFICERS. The officers of Dot Hill New York immediately preceding the Effective Time shall become the officers of the Surviving Corporation at and after the Effective Time to serve at the pleasure of its Board of Directors.

3.  MISCELLANEOUS

    3.1 FURTHER ASSURANCES. From time to time, and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Dot Hill New York such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to conform of record or otherwise, in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Dot Hill New York and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Dot Hill New York or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

    3.2 AMENDMENT. At any time before or after approval by the shareholders of Dot Hill New York, this Merger Agreement may be amended in any manner (except that, after the approval of the Merger Agreement by the shareholders of Dot Hill New York, the principal terms may not be amended without the further approval of the shareholders of Dot Hill New York) as may be determined in the judgment of the respective Board of Directors of Dot Hill Delaware and Dot Hill New York to be necessary, desirable, or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Merger Agreement.

    3.3 CONDITIONS TO MERGER. The obligation of the Constituent Corporations to effect the transactions contemplated hereby is subject to satisfaction of the following conditions (any or all of which may be waived by either of the Constituent Corporations in its sole discretion to the extent permitted by law):

    (a) the Merger shall have been approved by the shareholders of Dot Hill New York in accordance with applicable provisions of the General Corporation Law of the State of New York; and

    (b) Dot Hill New York, as sole stockholder of Dot Hill Delaware, shall have approved the Merger in accordance with the General Corporation Law of the State of Delaware; and

    (c) any and all consents, permits, authorizations, approvals, and orders deemed in the sole discretion of Dot Hill New York to be material to consummation of the Merger shall have been obtained.

    3.4 ABANDONMENT OR DEFERRAL. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either Dot Hill New York or Dot Hill Delaware, or both, notwithstanding the approval of this Merger Agreement by the shareholders of Dot Hill New York or Dot Hill Delaware or the prior filing of this Merger Agreement with the Secretary of State of the State of Delaware, or the consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the respective Boards of Directors of Dot Hill New York and Dot Hill Delaware, such action would be in the best interest of such corporations. In the event of termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no liability on the part of either Constituent Corporation or its respective Board of Directors or shareholders with respect thereto, except that Dot Hill New York shall pay all expenses incurred in connection with the Merger or in respect of this Merger Agreement or relating thereto.

    3.5 COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, this Merger Agreement, having first been fully approved by the respective Board of Directors of Dot Hill New York and Dot Hill Delaware, is hereby executed on behalf of each said corporation and attested by their respective officers thereunto duly authorized.

                                                       DOT HILL SYSTEMS CORP.
                                                       a New York corporation

                                                       By:
                                                            -----------------------------------------
                                                            James L. Lambert
                                                            President and Co-Chief Executive Officer

                                                       By:
                                                            -----------------------------------------
                                                            Philip Black
                                                            Executive Vice President and
                                                            Co-Chief Executive Officer

ATTEST:
-------------------------------------------
Mark A. Mays
Secretary

                                                       DOT HILL SYSTEMS CORP. (DELAWARE)
                                                       a Delaware Corporation

                                                       By:
                                                            -----------------------------------------
                                                            James L. Lambert
                                                            President and Co-Chief Executive Officer

                                                       By:
                                                            -----------------------------------------
                                                            Philip Black
                                                            Executive Vice President and
                                                            Co-Chief Executive Officer

ATTEST:
-------------------------------------------
Mark A. Mays
Secretary

                                                                       EXHIBIT B

                          CERTIFICATE OF INCORPORATION
                                       OF
                       DOT HILL SYSTEMS CORP. (DELAWARE)

    The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

                                       I.

    The name of this corporation is DOT HILL SYSTEMS CORP. (DELAWARE).

                                      II.

    The address of the registered office of the corporation in the State of Delaware is 15 East North Street, City of Dover, County of Kent, State of Delaware 19901, and the name of the registered agent of the corporation in the State of Delaware at such address is United Corporate Services, Inc.

                                      III.

    The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

    A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is one hundred ten million (110,000,000) shares. One hundred million (100,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).

    B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law ("DGCL"), to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       V.

    For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

    A.

    1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

    2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the adoption and filing of this Certificate of Incorporation, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

    Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    3. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

    If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

    B.

    1. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least a majority of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

    2. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

    3. Following the effective date of the merger of this corporation with Dot Hill Systems Corp., a New York corporation, no action shall be taken by the stockholders of this corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws.

    4. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                      VI.

    A. The liability of the directors and officers for monetary damages shall be eliminated to the fullest extent under applicable law.

    B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

    A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this
Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

    B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal this Certificate of Incorporation.

                                     VIII.

    The name and the mailing address of the Sole Incorporator is as follows:

NAME                                        MAILING ADDRESS
Thomas A. Coll                              Cooley Godward LLP
                                            4365 Executive Drive, Suite 1100
                                            San Diego, California 92121

    IN WITNESS WHEREOF, this Certificate has been subscribed this       of
            , 2000 by the undersigned who affirms that the statements made herein are true and correct.

                                            ---------------------------------
                                            THOMAS A. COLL
                                            Sole Incorporator

                                                                       EXHIBIT C

                                     BYLAWS
                                       OF
                       DOT HILL SYSTEMS CORP. (DELAWARE)

                            (A DELAWARE CORPORATION)

                                   ARTICLE I
                                    OFFICES

    SECTION 1. REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be in the City of Dover, County of Kent.

    SECTION 2. OTHER OFFICES. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                 CORPORATE SEAL

    SECTION 3. CORPORATE SEAL. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, "Corporate Seal-Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE III
                             STOCKHOLDERS' MEETINGS

    SECTION 4. PLACE OF MEETINGS. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 2 hereof.

    SECTION 5.  ANNUAL MEETINGS.

    (a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders:
(i) pursuant to the corporation's notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in the following paragraph, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 5.

    (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, (ii) such other business must be a proper matter for stockholder action under the Delaware General Corporation

Law ("DGCL"), (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice (as defined in this Section 5(b)), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation's voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 5. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90(th)) day nor earlier than the close of business on the one hundred twentieth (120(th)) day prior to the first anniversary of the mailing date of the preceding year's annual meeting proxy statement; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120(th)) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90(th)) day prior to such annual meeting or the tenth (10(th)) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 ACT") and
Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "SOLICITATION NOTICE").

    (c) Notwithstanding anything in the second sentence of Section 5(b) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least one hundred
(100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10(th)) day following the day on which such public announcement is first made by the corporation.

    (d) Only such persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this
Section 5. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

    (e) Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act.

    (f) For purposes of this Section 5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

    SECTION 6.  SPECIAL MEETINGS.

    (a) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors,
(ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), or (iv) stockholder(s) holding twenty percent (20%) or more of the outstanding shares of the voting stock of the corporation entitled to vote.

    (b) If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty
(120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. If the notice is not given within one hundred (100) days after the receipt of the request, the person or persons properly requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

    (c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in these Bylaws who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 6(c). In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by
Section 5(b) of these Bylaws shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

    SECTION 7. NOTICE OF MEETINGS. Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and purpose or purposes of the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

    SECTION 8. QUORUM. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast by the holders of shares of such class or classes or series shall be the act of such class or classes or series.

    SECTION 9. ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty
(30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    SECTION 10. VOTING RIGHTS. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

    SECTION 11. JOINT OWNERS OF STOCK. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

    SECTION 12. LIST OF STOCKHOLDERS. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present.

    SECTION 13. ACTION WITHOUT MEETING. Following the effective date of the merger of this corporation with Dot Hill Systems Corp., a New York corporation, no action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws and no action shall be taken by the stockholders by written consent.

    SECTION 14.  ORGANIZATION.

    (a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Vice Chairman, or, if a Vice Chairman has not been appointed or is absent, a Chief Executive Officer, or, if all Chief Executive Officers are absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by a Chief Executive Officer, shall act as secretary of the meeting.

    (b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                                   ARTICLE IV
                                   DIRECTORS

    SECTION 15. NUMBER AND TERM OF OFFICE. The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws, or in the manner provided in Section 18 of these Bylaws.

    SECTION 16. POWERS. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

    SECTION 17. CLASSES OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the adoption and filing of the Certificate of Incorporation providing for a classified Board of Directors, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the adoption and filing of the Certificate of Incorporation providing for a classified Board of Directors, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the adoption and filing of the Certificate of Incorporation providing for a classified Board of Directors, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

    Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

    SECTION 18.  VACANCIES.

    (a) Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Section 18 in the case of the death, removal or resignation of any director.

    (b) If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

    SECTION 19. RESIGNATION. Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

    SECTION 20.  REMOVAL.

    (a) Neither the Board of Directors nor any individual director may be removed without cause.

    (b) Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the affirmative vote of a majority of the voting power of the corporation entitled to vote at an election of directors.

    SECTION 21.  MEETINGS.

    (a) ANNUAL MEETINGS. The annual meeting of the Board of Directors shall be held immediately before or after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

    (b) REGULAR MEETINGS. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors. No formal notice shall be required for regular meetings of the Board of Directors.

    (c) SPECIAL MEETINGS. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, a Chief Executive Officer or any two of the directors.

    (d) TELEPHONE MEETINGS. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

    (e) NOTICE OF MEETINGS. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four
(24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

    (f) WAIVER OF NOTICE. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present shall sign a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

    SECTION 22.  QUORUM AND VOTING.

    (a) Unless the Certificate of Incorporation requires a greater number and except with respect to indemnification questions arising under Section 43 hereof, for which a quorum shall be one-third of the exact number of directors fixed from time to time in accordance with the Certificate of Incorporation, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; PROVIDED, HOWEVER, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

    (b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

    SECTION 23. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

    SECTION 24. FEES AND COMPENSATION. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

    SECTION 25.  COMMITTEES.

    (a) COMMITTEES. The Board of Directors may, from time to time, appoint such committees as may be permitted by law. Such committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees.

    (b) TERM. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member's term on the Board of Directors. The Board of Directors, subject to any requirements of any outstanding series of preferred Stock and the provisions of subsection (a) of this Bylaw, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

    (c) MEETINGS. Unless the Board of Directors shall otherwise provide, regular meetings of any committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

    SECTION 26. ORGANIZATION. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Vice Chairman, or, if the Vice Chairman is absent, a Chief Executive Officer (if a director), or if all Chief Executive Officers are absent, the President (if a director), or if the President is absent, the most senior Vice President (if a director), or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, any Assistant Secretary directed to do so by a Chief Executive Officer, shall act as secretary of the meeting.

                                   ARTICLE V
                                    OFFICERS

    SECTION 27. OFFICERS DESIGNATED. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, one or two Chief Executive Officers, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer and the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

    SECTION 28.  TENURE AND DUTIES OF OFFICERS.

    (a) GENERAL. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

    (b) DUTIES OF CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, when present, or the Vice Chairman of the Board if the Chairman is not present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman or Vice Chairman, as the case may be, of the Board of Directors shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

    (c) DUTIES OF CHIEF EXECUTIVE OFFICER(S). The Chief Executive Officer(s) shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman or Vice Chairman of the Board of Directors has been appointed and is present. The Chief Executive Officer(s) shall have general supervision, direction and control of the business and officers of the corporation, and shall perform other duties commonly incident to his office and such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no Chief Executive Officer(s), then the

Board of Directors shall designate a Chief Executive Officer(s) pursuant to paragraph (a) of this Section 28.

    (d) DUTIES OF PRESIDENT. The President shall assist the Chief Executive Officer(s) with the performance of the duties prescribed in paragraph (c) of this Section 28, and shall perform such duties commonly incident thereto and shall also perform such other duties and have such other powers, as the Board of Directors or a Chief Executive Officer shall designate from time to time.

    (e) DUTIES OF VICE PRESIDENTS. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or a Chief Executive Officer shall designate from time to time.

    (f) DUTIES OF SECRETARY. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall cause to have recorded all acts and proceedings thereof in the minute book of the corporation. The Secretary shall cause notice to be given in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. A Chief Executive Officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or a Chief Executive Officer shall designate from time to time.

    (g) DUTIES OF CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or a Chief Executive Officer. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or a Chief Executive Officer shall designate from time to time. A Chief Executive Officer may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or a Chief Executive Officer shall designate from time to time.

    SECTION 29. DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

    SECTION 30. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the Chief Executive Officer(s) or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

    SECTION 31. REMOVAL. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time (excluding the director who is also the officer subject to such removal, as the case may be), or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

                                   ARTICLE VI
    EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE
                                  CORPORATION

    SECTION 32. EXECUTION OF CORPORATE INSTRUMENTS. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

    All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

    Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

    SECTION 33. VOTING OF SECURITIES OWNED BY THE CORPORATION. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, a Chief Executive Officer, the President, or any Vice President.

                                  ARTICLE VII
                                SHARES OF STOCK

    SECTION 34. FORM AND EXECUTION OF CERTIFICATES. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or a Chief Executive Officer, the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

    SECTION 35. LOST CERTIFICATES. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

    SECTION 36.  TRANSFERS.

    (a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

    (b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

    SECTION 37.  FIXING RECORD DATES.

    (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

    SECTION 38. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII
                      OTHER SECURITIES OF THE CORPORATION

    SECTION 39. EXECUTION OF OTHER SECURITIES. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board of Directors, a Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; PROVIDED, HOWEVER, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

                                   ARTICLE IX
                                   DIVIDENDS

    SECTION 40. DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

    SECTION 41. DIVIDEND RESERVE. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE X
                                  FISCAL YEAR

    SECTION 42. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE XI
                                INDEMNIFICATION

    SECTION 43. INDEMNIFICATION OF DIRECTORS, EXECUTIVE OFFICERS, OTHER OFFICERS, EMPLOYEES AND OTHER AGENTS.

    (a) DIRECTORS AND EXECUTIVE OFFICERS. The corporation shall indemnify its directors and executive officers (for the purposes of this Article XI, "executive officers" shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent not prohibited by the DGCL or any other applicable law; PROVIDED, HOWEVER,that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, PROVIDED, FURTHER, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL, or any other applicable law or (iv) such indemnification is required to be made under subsection (d).

    (b) OTHER OFFICERS, EMPLOYEES AND OTHER AGENTS. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person (except executive officers) to such officers or other persons as the Board of Directors shall determine.

    (c) EXPENSES. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Section 43 or otherwise.

    Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Section 43, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

    (d) ENFORCEMENT. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Section 43 to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 43 or otherwise shall be on the corporation.

    (e) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law, or by any other applicable law.

    (f) SURVIVAL OF RIGHTS. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    (g) INSURANCE. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 43.

    (h) AMENDMENTS. Any repeal or modification of this Section 43 shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

    (i) SAVING CLAUSE. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Section 43 that shall not have been invalidated, or by any other applicable law. If this Section 43 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under any other applicable law.

    (j) CERTAIN DEFINITIONS. For the purposes of this Bylaw, the following definitions shall apply:

        (1) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

        (2) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

        (3) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 43 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        (4) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        (5) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section 43.

                                  ARTICLE XII
                                    NOTICES

    SECTION 44.  NOTICES.

    (a) NOTICE TO STOCKHOLDERS. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent.

    (b) NOTICE TO DIRECTORS. Any notice required to be given to any director may be given by the method stated in subsection (a), or by overnight delivery service, facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

    (c) AFFIDAVIT OF MAILING. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

    (d) TIME NOTICES DEEMED GIVEN. All notices given by mail or by overnight delivery service, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at time of transmission.

    (e) METHODS OF NOTICE. It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

    (f) FAILURE TO RECEIVE NOTICE. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

    (g) NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL.Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

    (h) NOTICE TO PERSON WITH UNDELIVERABLE ADDRESS. Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or Bylaws of the corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

                                  ARTICLE XIII
                                   AMENDMENTS

    SECTION 45. AMENDMENTS. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least a majority of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws pursuant to Sections 22 and 23 of these Bylaws.

                                  ARTICLE XIV
                        LOANS TO OFFICERS AND DIRECTORS

    SECTION 46. LOANS TO OFFICERS. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

    SECTION 47. LOANS TO DIRECTORS. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any Director, who is not an officer or employee of the corporation or of its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation and provided such loan, guarantee or assistance is approved by the affirmative vote of at least a majority of the voting power of all of the then outstanding shares of the voting stock of the corporation entitled to vote. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such a manner as the Board of Directors, and a majority of voting shares entitled to vote (as provided in this Section 47), shall approve, including without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

                                                                PRELIMINARY COPY

                             DOT HILL SYSTEMS CORP.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD ON MAY 8, 2000

         The undersigned hereby appoints Philip Black and James L. Lambert, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Dot Hill Systems Corp. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Dot Hill Systems Corp. to be held at the offices of the Company located at 6305 El Camino Real, Carlsbad, California 92009 on Monday, May 8, 2000 at 9:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, 5, 6 AND 7, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

-------------------------DETACH HERE-------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect two directors, to hold office until the 2003 Annual Meeting of Stockholders.

| | FOR all nominees listed below (except      | |  WITHHOLD AUTHORITY to vote
    as marked to the contrary below).               for all nominees listed
                                                    below.

NOMINEES:         Philip Black and Norman R. Farquhar.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:

_______________________________________________________________________________
_______________________________________________________________________________

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2, 3, 4, 5, 6 AND 7.

PROPOSAL 2:   To approve the Company's 2000 Amended and Restated Equity
              Incentive Plan.

    / /    FOR          / /       AGAINST           / /        ABSTAIN

PROPOSAL 3:   To approve the Company's 2000 Amended and Restated Employee
              Stock Purchase Plan.

    / /    FOR          / /       AGAINST           / /        ABSTAIN

PROPOSAL 4:   To approve the Company's 2000 Non-Employee Directors' Purchase
              Plan.

    / /    FOR          / /       AGAINST           / /        ABSTAIN

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                           (CONTINUED FROM OTHER SIDE)

PROPOSAL 5:    To approve an amendment to the Company's Amended and
               Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 40,000,000 to 100,000,000 shares and the authorized number of shares of Preferred Stock from 5,000,000 to 10,000,000 shares.

    / /    FOR          / /       AGAINST           / /        ABSTAIN

PROPOSAL 6:    To approve a change in the Company's state of incorporation from
               New York to Delaware.

    / /    FOR          / /       AGAINST           / /        ABSTAIN

PROPOSAL 7:    To ratify  selection  of  Deloitte & Touche LLP as  independent auditors of the Company for its fiscal year ending D ecember 31, 2000.

    / /    FOR          / /       AGAINST           / /        ABSTAIN

Dated _________________             ___________________________________________


                                    ___________________________________________
                                                  SIGNATURE(S)

                                    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS
                                    HEREON. IF THE STOCK IS REGISTERED IN THE
                                    NAMES OF TWO OR MORE PERSONS, EACH SHOULD
                                    SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES,
                                    GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD
                                    THEIR TITLES. IF SIGNER IS A CORPORATION,
                                    PLEASE GIVE FULL CORPORATE NAME AND HAVE A
                                    DULY AUTHORIZED OFFICER SIGN, STATING TITLE.
                                    IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN
                                    PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.